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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227483

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

2.800% Senior Notes due 2029	$700,000,000	99.176%	$694,232,000	$84,140.92

Guarantee of the 2.800% Senior Notes due 2029	—	—	—	—(2)

Total			$694,232,000	$84,140.92

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n), no registration fee is required with respect to the guarantee.

Prospectus Supplement
September 5, 2019
(To Prospectus Dated September 21, 2018)

NEWMONT GOLDCORP CORPORATION

$700,000,000 2.800% Senior Notes due 2029

          We are offering $700,000,000 aggregate principal amount of our 2.800% Senior Notes due 2029 (the "notes"). The notes will bear interest at a rate of 2.800% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The notes will mature on October 1, 2029, unless earlier redeemed.

          We may redeem some or all of the notes at any time or from time to time. The redemption prices are discussed under "Description of Notes—Optional Redemption." In addition, upon the occurrence of both (i) a change of control of Newmont and (ii) a downgrade of the notes within a specified period from an investment grade rating to below an investment grade rating by each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, unless we have exercised our right to redeem all the notes, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

          The notes will rank equally with all our existing and future unsecured senior debt and senior to all our future subordinated debt. The notes will be guaranteed on a senior unsecured basis by our subsidiary Newmont USA Limited. This guarantee will be the unsecured senior obligation of Newmont USA Limited. The guarantee will be released if Newmont USA Limited ceases to guarantee more than $75 million of other debt of Newmont.

          The notes are new securities, and currently there is no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

          Investing in the notes involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(1)

Public offering price	99.176%	$694,232,000

Underwriting discount	0.650%	$4,550,000

Proceeds to us (before expenses)	98.526%	$689,682,000

(1)
Plus accrued interest, if any, from September 16, 2019.

          We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream"), on or about September 16, 2019.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan

BMO Capital Markets	BNP PARIBAS	Citigroup

Credit Suisse	RBC Capital Markets	Scotiabank	TD Securities

Senior Co-Managers

ABN AMRO	Mizuho Securities	MUFG

National Bank of Canada Financial Markets	Santander	SMBC Nikko	US Bancorp

Prospectus Supplement

Prospectus

S-i

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, these notes only in jurisdictions where such offers and sales are permitted. You should not assume that the information provided by this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this document is accurate as of any date other than their respective dates. Our business, financial condition, results of operations or prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. For information about the notes, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. When we refer to this "document," we mean this prospectus supplement and the accompanying prospectus, unless the context otherwise requires.

        Before you invest in the notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading "Where You Can Find More Information."

        If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Unless we have indicated otherwise, or the context otherwise requires, (1) references in this document to "Newmont Goldcorp Corporation," "Newmont Goldcorp," "Newmont," "the Company," "we," "us," "our Company" or "our" refer to Newmont Goldcorp Corporation and its consolidated subsidiaries, except where the context requires that such terms refer to Newmont Goldcorp Corporation only, (2) references to the "Subsidiary Guarantor" or "Newmont USA Limited" refer to Newmont USA Limited, together with its subsidiaries, except where the context requires that such terms refer to Newmont USA Limited only, and (3) references to "Goldcorp" refer to our wholly-owned subsidiary, Goldcorp Inc., together with its subsidiaries.

        References in this document to "ounces attributable to Newmont" or "pounds attributable to Newmont" mean that portion of gold, silver, copper, zinc or lead produced, sold or included in proven and probable reserves that is attributable to our ownership or economic interest.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "$" or "dollar" are to the lawful currency of the United States.

S-ii

 FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement (including information incorporated by reference herein) are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are intended to be covered by the safe harbor provided for under these sections. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)," "estimate(s)," "should," "intend(s)" and similar expressions are intended to identify forward-looking statements. Our forward-looking statements may include, without limitation:

  •
  estimates regarding future earnings and the sensitivity of earnings to gold, copper and other metal prices;

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  estimates of future mineral production and sales;

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  estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis;

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  estimates of future cash flows and the sensitivity of cash flows to gold, copper and other metal prices;

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  estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

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  estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates;

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  estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

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  statements regarding the availability of, and terms and costs related to, future borrowing or financing and expectations regarding future debt repayments or debt tender transactions;

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  estimates regarding future exploration expenditures, results and reserves;

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  statements regarding fluctuations in financial and currency markets;

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  estimates regarding potential cost savings, productivity, operating performance and ownership and cost structures;

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  expectations regarding future or recent acquisitions and joint ventures, including, without limitation, projected benefits, synergies, value creation, integration, timing and costs and related valuations and other matters;

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  expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

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  statements regarding future hedge and derivative positions or modifications thereto;

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  statements regarding political, economic or governmental conditions and environments;

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  statements regarding the impacts of changes in the legal and regulatory environment in which we operate;

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  estimates of future costs, accruals for reclamation costs and other liabilities for certain environmental matters;

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  estimates of income taxes and expectations relating to tax contingencies or tax audits; and

S-iii

  •
  estimates of pension and other post-retirement costs.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to:

  •
  the price of gold, copper and other metal prices and commodities;

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  the cost of operations;

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  currency fluctuations;

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  geological, mining, geotechnical, and metallurgical assumptions;

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  operating performance of equipment, processes and facilities;

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  labor relations;

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  timing of receipt of necessary governmental permits or approvals;

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  domestic and foreign laws or regulations, particularly relating to the environment, mining and processing;

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  changes in tax laws;

  •
  domestic and international economic and political conditions;

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  our ability to obtain or maintain necessary financing; and

  •
  other risks and hazards associated with mining operations.

        The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled "Risk Factors" in this prospectus supplement and the sections titled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as applicable, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and in our Annual Report on Form 10-K for the year ended December 31, 2018, each of which is incorporated by reference in this prospectus supplement and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

        All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

S-iv

SUMMARY

        This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors," our financial statements and the notes thereto incorporated by reference into this prospectus supplement, and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Overview

        Newmont Goldcorp Corporation is one of the world's largest gold producers and is the only gold company included in the S&P 500 Index and Fortune 500. We have been included in the Dow Jones Sustainability Index-World for 12 consecutive years and have adopted the World Gold Council's Conflict-Free Gold Policy. We are also engaged in the exploration for and acquisition of gold and copper properties. We have significant operations and/or assets in the United States, Canada, Mexico, Australia, Argentina, Peru, Ghana, Suriname and Chile.

        We continue to focus on improving safety and efficiency at our operations, maintaining leading environmental, social and governance practices, and building a stronger portfolio of longer-life, lower cost mines to generate the financial flexibility we need to fund our best projects, reduce debt, and return cash to shareholders.

        Newmont is also engaged in the production of copper, principally through operations in Boddington in Australia and through the Nevada Joint Venture (as defined herein) in Phoenix in the United States and silver, lead and zinc, principally through operations in Peñasquito in Mexico. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical proficiency. Newmont's original predecessor corporation was incorporated in 1921 under the laws of Delaware and has been publicly traded since 1925. Our common stock is traded on the New York Stock Exchange under the symbol "NEM" and on the Toronto Stock Exchange under the symbol "NGT."

Newmont Goldcorp Transaction

        On January 14, 2019, we entered into a definitive agreement (as amended by the first amendment to the arrangement agreement, dated as of February 19, 2019, the "Arrangement Agreement") to acquire all outstanding shares of Goldcorp Inc. ("Goldcorp"), an Ontario corporation. Under the terms of the Arrangement Agreement, we acquired all outstanding common shares of Goldcorp in a primarily stock transaction (the "Newmont Goldcorp Transaction") for total cash and non-cash consideration of approximately $9.5 billion on April 18, 2019.

Nevada JV Agreement

        On March 10, 2019, we entered into an implementation agreement with Barrick Gold Corporation ("Barrick") to establish a joint venture (the "Nevada JV Agreement"). On July 1, 2019, Newmont and Barrick consummated the transactions contemplated by the Nevada JV Agreement and established Nevada Gold Mines LLC (the "Nevada Joint Venture"), which combined certain of our mining operations and assets located in Nevada and certain of Barrick's Nevada mining operations and assets. Pursuant to the terms of the Nevada JV Agreement, Newmont and Barrick hold economic interests in the joint venture equal to 38.5% and 61.5%, respectively. Barrick acts as the operator of the Nevada Joint Venture with overall management responsibility, subject to the supervision and direction of the Nevada Joint Venture's Board of Managers, which is comprised of two managers appointed by

Newmont and three managers appointed by Barrick. Newmont and Barrick have an equal number of representatives on Nevada Joint Venture's technical, exploration and finance advisory committees.

Newmont USA Limited

        Newmont USA Limited is a Delaware limited liability company and a wholly owned subsidiary of Newmont. A portion of the operations of Newmont are currently conducted through Newmont USA Limited.

Products

Gold

        We had consolidated gold production from continuing operations of 5.5 million ounces (5.1 million attributable ounces) in 2018, 5.7 million ounces (5.3 million attributable ounces) in 2017 and 5.2 million ounces (4.9 million attributable ounces) in 2016. We had consolidated gold production from continuing operations of 2.9 million ounces (2.8 million attributable ounces) in the six months ended June 30, 2019 and 2.5 million ounces (2.4 million attributable ounces) in the six months ended June 30, 2018. For 2018, 2017 and 2016, 96%, 96% and 96%, respectively, of our Sales were attributable to gold. For the six months ended June 30, 2019 and June 30, 2018, 96% and 95%, respectively, of our Sales were attributable to gold. Of our consolidated gold production for the six months ended June 30, 2019, approximately 25% came from Nevada, 12% came from North America, 22% from South America, 24% from Australia and 17% from Africa. Of our consolidated gold production for the six months ended June 30, 2018, approximately 32% came from Nevada, 5% from North America, 18% from South America, 29% from Australia and 16% from Africa. Most of our Sales come from the sale of refined gold. The end product at our gold operations, however, is generally doré bars. Doré is an alloy consisting primarily of gold but also containing silver and other metals. Doré is sent to refiners to produce bullion that meets the required market standard of 99.95% gold. Under the terms of our refining agreements, the doré bars are refined for a fee, and our share of the refined gold and the separately-recovered silver is credited to our account or delivered to buyers. A portion of gold sold from Boddington and Kalgoorlie in Australia and by the Nevada Joint Venture in Phoenix, Nevada is sold in the form of a concentrate containing other metals, such as copper and silver.

Copper

        We had consolidated copper production from continuing operations of 109 million pounds in 2018, 113 million pounds in 2017 and 119 million pounds in 2016. We had consolidated copper production from continuing operations of 46 million pounds in the six months ended June 30, 2019 and 57 million pounds in the six months ended June 30, 2018. For 2018, 2017 and 2016, 4%, 4% and 4%, respectively, of our Sales were attributable to copper. For the six months ended June 30, 2019 and June 30, 2018, 3% and 5%, respectively, of our Sales were attributable to copper. Copper sales are in the form of concentrate that is sold to smelters for further treatment and refining, and cathode. Of our 2019 consolidated copper production for the six months ended June 30, 2019, approximately 34% came from Nevada and 66% from Australia. Of our 2018 consolidated copper production for the six months ended June 30, 2018, approximately 30% came from Nevada and 70% from Australia.

Other Metals

        In addition to gold and copper, we have started to produce silver, lead and zinc as additional metals following the completion of the Newmont Goldcorp Transaction.

Additional Information

        Our principal executive offices are located at 6363 South Fiddler's Green Circle, Greenwood Village, Colorado 80111. Our telephone number is (303) 863-7414. We maintain a website at http://www.newmontgoldcorp.com. Information presented on or accessed through our website is not incorporated into, or made part of, this prospectus supplement or the accompanying prospectus.

 The Offering

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled "Description of Notes" and the section of the accompanying prospectus entitled "Description of Debt Securities." For purposes of this summary and the "Description of Notes" section, references to "the Company," "Newmont," "issuer," "we," "our" and "us" refer only to Newmont Goldcorp Corporation and not to its subsidiaries.

Issuer	Newmont Goldcorp Corporation (formerly known as "Newmont Mining Corporation"), a Delaware corporation.
Notes	$700,000,000 aggregate principal amount of 2.800% Senior Notes due 2029.
Maturity	October 1, 2029, unless earlier redeemed.
Interest	2.800% per year. Interest will accrue from September 16, 2019, and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2020.
Optional Redemption	We may redeem some or all of the notes at any time or from time to time. The redemption prices are discussed under "Description of Notes—Optional Redemption."
Change of Control Repurchase Event

Upon the occurrence of both (i) a change of control of Newmont and (ii) a downgrade of the notes within a specified period from an investment grade rating to below an investment grade rating by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, unless we have exercised our right to redeem all the notes, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants

Under the indenture for the notes, we are subject to covenants limiting our ability to issue debt secured by mortgages on our or our restricted subsidiaries' principal properties or the stock or debt of our restricted subsidiaries without equally and ratably securing the notes. In addition, under the indenture for the notes, our ability to engage in sale-leaseback transactions on our principal properties is also limited. These covenants are subject to a number of important exceptions and qualifications. See "Description of Debt Securities—Restrictive Covenants Required by the Indenture" in the accompanying prospectus. Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture governing the notes. In addition, neither we nor any of our subsidiaries are restricted under the indenture from incurring unsecured debt, paying dividends or issuing or repurchasing our securities.

Events of Default

If an event of default occurs under the indenture governing the notes, the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Ranking

The notes will be our general unsecured obligations that will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all of our existing and future unsecured indebtedness and liabilities that are not so subordinated. The notes will effectively rank junior to any secured indebtedness of Newmont to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all debt and other liabilities of our non-guarantor subsidiaries.

At June 30, 2019, (i) our total indebtedness was approximately $6.8 billion, none of which was secured (other than $667 million of capital leases), and (ii) our non-guarantor subsidiaries had $6,779 million of total liabilities (including trade payables, but excluding intercompany debt and reclamation and remediation liabilities), which would have been structurally senior to the notes. After giving effect to the sale of the notes and the use of proceeds therefrom, our as adjusted total indebtedness at June 30, 2019 would have been approximately $6.8 billion.

Subsidiary Guarantee

The notes will initially be guaranteed on a senior unsecured basis by our subsidiary Newmont USA Limited. The guarantee of Newmont USA Limited will be released if Newmont USA Limited ceases to guarantee more than $75 million of other debt of Newmont. As of June 30, 2019, Newmont USA Limited guaranteed $600 million of other debt of Newmont that did not contain a similar fall-away provision. See "Description of Debt Securities—Subsidiary Guarantees of Newmont USA Limited" in the accompanying prospectus.

The guarantee will be a general unsecured senior obligation of Newmont USA Limited and will rank equal in right of payment to all of Newmont USA Limited's existing and future senior unsecured indebtedness and senior in right of payment to all of Newmont USA Limited's future subordinated indebtedness. The guarantee will effectively rank junior to any secured indebtedness of Newmont USA Limited to the extent of the value of the assets securing such indebtedness.

At June 30, 2019, Newmont USA Limited had approximately $5.8 billion of consolidated indebtedness, which consisted of guarantees of indebtedness of Newmont. Financial information for Newmont USA Limited can be found in the Newmont SEC filings (File No. 001-31240) as listed under "Where You Can Find More Information."

Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $688 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds of this offering for the repayment of our outstanding 5.125% senior notes due 2019 at maturity (the "2019 Notes Repayment") and any remaining portion for general corporate purposes. See "Use of Proceeds."

Further Issues

Newmont may, without the consent of the then existing holders of the notes, issue additional notes in an unlimited aggregate principal amount, which additional notes will have the same terms as the notes of the same series offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date. Newmont will not issue any additional notes of a series unless the additional notes will be fungible with the notes of the same series offered hereby for U.S. federal income tax purposes.

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its participants, including Euroclear and Clearstream, and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

The notes are new securities, and currently there is no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

We do not intend to apply for a listing of the notes on any securities exchange.
Certain United States Federal Income Tax Considerations	For certain United States federal income tax considerations associated with acquiring, holding and disposing of the notes, see "Certain United States Federal Income Tax Considerations."

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A. (the "trustee").
Risk Factors

Investing in the notes involves risks. You should carefully consider the information under the section titled "Risk Factors" in this document, in Newmont's Quarterly Report on Form 10-Q for quarter ended June 30, 2019 and all other information included in this document and the documents incorporated by reference herein before investing in the notes.

RISK FACTORS

        Our business activities are subject to significant risks, including those described below. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as updated and supplemented by the discussion below, before making an investment decision. If any of the described risks actually occurs, our business, financial position and results of operations could be materially adversely affected. Such risks are not the only ones we face and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement. See "Forward-Looking Statements."

Risks Related to Our Business

A substantial or extended decline in gold, silver, copper, zinc or lead prices would have a material adverse effect on us.

        Our business is dependent on the prices of gold, silver, copper, zinc and lead, which fluctuate on a daily basis and are affected by numerous factors beyond our control. Factors tending to influence prices include:

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  Gold sales, purchases or leasing by governments and central banks;

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  Speculative short positions taken by significant investors or traders in gold, copper or other metals;

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  The relative strength of the U.S. dollar;

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  The monetary policies employed by the world's major Central Banks;

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  The fiscal policies employed by the world's major industrialized economies;

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  Expectations of the future rate of inflation;

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  Interest rates;

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  Recession or reduced economic activity in the United States, China, India and other industrialized or developing countries;

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  Decreased industrial, jewelry or investment demand;

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  Increased import and export taxes;

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  Increased supply from production, disinvestment and scrap;

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  Forward sales by producers in hedging or similar transactions; and

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  Availability of cheaper substitute materials.

        The volatility in gold and copper prices is illustrated in the tables presented under the heading "Business—Products" in our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference herein. Any decline in our realized prices adversely impacts our revenues, net income and operating cash flows, particularly in light of our strategy of not engaging in hedging transactions with respect to sales of gold or copper. We have recorded asset impairments in the past and may experience additional impairments as a result of lower gold, silver, copper, zinc or lead prices in the future.

        In addition, sustained lower gold, silver, copper, zinc or lead prices can:

  •
  Reduce revenues further through production declines due to cessation of the mining of deposits, or portions of deposits, that have become uneconomic at sustained lower metal prices;

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  Reduce or eliminate the profit that we currently expect from ore stockpiles and ore on leach pads and increase the likelihood and amount that the Company might be required to record as an impairment charge related to the carrying value of its stockpiles;

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  Halt or delay the development of new projects;

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  Reduce funds available for exploration and advanced projects with the result that depleted reserves may not be replaced; and

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  Reduce existing reserves by removing ores from reserves that can no longer be economically processed at prevailing prices.

We may be unable to replace gold, silver, copper, zinc or lead reserves as they become depleted.

        Producers of gold, silver, copper, zinc, lead and other metals must continually replace reserves depleted by production to maintain production levels over the long term and provide a return on invested capital. Depleted reserves can be replaced in several ways, including expanding known ore bodies, by locating new deposits or acquiring interests in reserves from third parties. Exploration is highly speculative in nature, involves many risks and uncertainties and is frequently unsuccessful in discovering significant mineralization. Accordingly, our current or future exploration programs may not result in new mineral producing operations. Even if significant mineralization is discovered, it will likely take many years from the initial phases of exploration until commencement of production, during which time the economic feasibility of production may change.

        We may consider, from time to time, the acquisition of ore reserves from others related to development properties and operating mines. Such acquisitions are typically based on an analysis of a variety of factors including historical operating results, estimates of and assumptions regarding the extent of ore reserves, the timing of production from such reserves and cash and other operating costs. Other factors that affect our decision to make any such acquisitions may also include our assumptions for future gold, silver, copper, zinc or lead prices or other mineral prices and the projected economic returns and evaluations of existing or potential liabilities associated with the property and its operations and projections of how these may change in the future. In addition, in connection with any acquisitions we may rely on data and reports prepared by third parties (including ability to permit and compliance with existing regulations) and which may contain information or data that we are unable to independently verify or confirm. Other than historical operating results, all of these factors are uncertain and may have an impact on our revenue, our cash flow and other operating issues, as well as contributing to the uncertainties related to the process used to estimate ore reserves. In addition, there may be intense competition for the acquisition of attractive mining properties.

        As a result of these uncertainties, our exploration programs and any acquisitions which we may pursue may not result in the expansion or replacement of our current production with new ore reserves or operations, which could have a material adverse effect on our business, prospects, results of operations and financial position.

Estimates of proven and probable reserves and mineralized material are uncertain and the volume and grade of ore actually recovered may vary from our estimates.

        The reserves stated in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019, incorporated by reference herein, represent the amount of gold, copper and silver that we estimated, at December 31, 2018, could be economically and legally extracted or produced at the time of the reserve determination. Estimates of proven and probable reserves are subject to considerable uncertainty. Such estimates are, or will be, to a large extent, based on the prices of gold, silver, copper, zinc and lead and interpretations of geologic data obtained from drill holes and other exploration techniques, which data may not necessarily be indicative of future results. If our reserve calculations are required to be revised using significantly lower gold, silver, zinc, copper and lead prices as a result of a decrease in commodity prices, this could result in material write-downs of our investment in mining properties and increased amortization, reclamation and closure charges. See also the risk factor under the heading "Risks Related to the Combined Company Following the Newmont Goldcorp Transaction—Goldcorp's public filings were subject to Canadian disclosure standards, which differ from SEC disclosure requirements."

        Producers use feasibility studies for undeveloped orebodies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Actual operating and capital cost and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phases of exploration until commencement of production, during which time, the economic feasibility of production may change.

        Additionally, the term "mineralized material" does not indicate proven and probable reserves as defined by the SEC or the Company's standards. Estimates of mineralized material are subject to further exploration and development, and are, therefore, subject to considerable uncertainty. Despite the Company's history of converting a substantial portion of mineralized material to reserves through additional drilling and study work, the Company cannot be certain that any part or parts of the mineralized material deposit will ever be confirmed or converted into SEC Industry Guide 7 compliant reserves or that mineralized material can be economically or legally extracted.

        In addition, if the price of gold, silver, copper, zinc or lead declines from recent levels, if production costs increase or recovery rates decrease or if applicable laws and regulations are adversely changed, we can offer no assurance that the indicated level of recovery will be realized or that mineral reserves or mineralized material can be mined or processed profitably. If we determine that certain of our ore reserves have become uneconomic, this may ultimately lead to a reduction in our aggregate reported reserves and mineralized material. Consequently, if our actual mineral reserves and mineralized material are less than current estimates, our business, prospects, results of operations and financial position may be materially impaired.

Increased operating and capital costs could affect our profitability.

        Costs at any particular mining location are subject to variation due to a number of factors, such as variable ore grade, changing metallurgy and revisions to mine plans in response to the physical shape and location of the ore body, as well as the age and utilization rates for the mining and processing related facilities and equipment. In addition, costs are affected by the price and availability of input commodities, such as fuel, electricity, labor, chemical reagents, explosives, steel, concrete and mining and processing related equipment and facilities. Commodity costs are, at times, subject to volatile price movements, including increases that could make production at certain operations less profitable. Further, changes in laws and regulations can affect commodity prices, uses and transport. Reported costs may also be affected by changes in accounting standards. A material increase in costs at any significant location could have a significant effect on our profitability and operating cash flow.

        We could have significant increases in capital and operating costs over the next several years in connection with the development of new projects in challenging jurisdictions and in the sustaining and/or expansion of existing mining and processing operations. Costs associated with capital expenditures may increase in the future as a result of factors beyond our control. Increased capital expenditures may have an adverse effect on the profitability of and cash flow generated from existing operations, as well as the economic returns anticipated from new projects.

Estimates relating to new development projects and mine plans of existing operations are uncertain and we may incur higher costs and lower economic returns than estimated.

        Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and mine start-up.

        Our decision to develop a project is typically based on the results of feasibility studies, which estimate the anticipated economic returns of a project. The actual project profitability or economic feasibility may differ from such estimates as a result of any of the following factors, among others:

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  Changes in tonnage, grades and metallurgical characteristics of ore to be mined and processed;

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  Changes in input commodity and labor costs;

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  The quality of the data on which engineering assumptions were made;

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  Adverse geotechnical conditions;

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  Availability of adequate and skilled labor force;

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  Availability, supply and cost of water and power;

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  Fluctuations in inflation and currency exchange rates;

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  Availability and terms of financing;

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  Delays in obtaining environmental or other government permits or approvals or changes in the laws and regulations related to our operations or project development;

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  Changes in tax laws, the laws and/or regulations around royalties and other taxes due to the regional and national governments and royalty agreements;

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  Weather or severe climate impacts, including, without limitation, prolonged or unexpected precipitation, drought and/or sub-zero temperatures;

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  Potential delays relating to social and community issues, including, without limitation, issues resulting in protests, road blockages or work stoppages; and

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  Potential challenges to permits or other approvals or delays in development and construction of projects based on claims of disturbance of cultural resources.

        New projects require, among other things, the successful completion of feasibility studies, attention to various fiscal, tax and royalty matters, obtainment of, and compliance with, required governmental permits and arrangements for necessary surface and other land rights. We may also have to identify adequate sources of water and power for new projects, ensure that appropriate community infrastructure (for example, reliable rail, ports, roads, and bridges) is developed to support the project and secure appropriate financing to fund a new project. These infrastructures and services are often provided by third parties whose operational activities are outside of our control. Establishing infrastructure for our development projects requires significant resources, identification of adequate sources of raw materials and supplies, and the cooperation of national and regional governments, none of which can be assured. In addition, new projects have no operating history upon which to base estimates of future financial and operating performance, including future cash flow. Thus, it is possible that actual costs may increase significantly and economic returns may differ materially from our estimates. Consequently, our future development activities may not result in the expansion or replacement of current production with new production, or one or more of these new production sites or facilities may be less profitable than currently anticipated or may not be profitable at all, any of which could have a material adverse effect on our results of operations and financial position.

        For our existing operations, we base our mine plans on geological and metallurgical assumptions, financial projections and commodity price estimates. These estimates are periodically updated to reflect changes in our operations, including modifications to our proven and probable reserves and mineralized material, revisions to environmental obligations, changes in legislation and/or our political or economic environment, and other significant events associated with mining operations. Further, future positive revisions, if any, remain subject to improvements in costs, recovery, gold price or a combination of these and other factors. Additionally, we review our operations for events and circumstances that could indicate that the carrying value of our long-lived assets may not be recoverable. If indicators of impairment are determined to exist at our mine operations, we review the recoverability of the carrying value of long-lived assets by estimating the future undiscounted cash flows expected to result from the use and eventual disposition of the asset. Management makes multiple assumptions in estimating future undiscounted cash flows, which include productions levels based on life of mine plans, future costs of production, estimates of future production levels based on value beyond proven and probable reserves at the operations, prices of metals, the historical experience of the operations and other factors. There are numerous uncertainties inherent in estimating production levels of gold, silver, copper, zinc and lead and the costs to mine recoverable reserves, including many factors beyond our control, that could cause actual results to differ materially from expected financial and operating results or result in future impairment charges. We may be required to recognize impairments of long-lived assets in the future if actual results differ materially from management's estimates, which include metal prices, our ability to reduce or control production or capital costs through strategic mine optimization initiatives, increased costs or decreased production due to regulatory issues or if we do not realize the mineable ore reserves or exploration potential at our mining properties. If an impairment charge is incurred, such charges are not reversible at a later date even when favorable modifications to our proven and probable reserves and mineralized material, favorable revisions to environmental obligations, favorable changes in legislation and/or our political or economic environment, and other favorable events occur.

Our business is subject to the U.S. Foreign Corrupt Practices Act and other extraterritorial and domestic anti-bribery laws, a breach or violation of which could lead to civil and criminal fines and penalties, loss of licenses or permits and other collateral consequences and reputational harm.

        We operate in certain jurisdictions that have experienced governmental and private sector corruption to some degree, and, in certain circumstances, compliance with anti-bribery laws and heightened expectations of enforcement authorities may be in tension with certain local customs and practices. For example, the U.S. Foreign Corrupt Practices Act and other laws with extraterritorial reach, including the U.K. Bribery Act, and anti-bribery laws in other jurisdictions in which we operate generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business or other commercial advantage. We have an ethics and compliance program which includes our Code of Conduct, Business Integrity Policy and other policies and standards, all of which mandate compliance with these anti-bribery laws by the Company and its subsidiaries and their personnel, and also by third parties when they are engaged on our behalf. Our program also includes a well-publicized hot line for raising issues and processes for investigating such issues and assurances of non-retaliation for persons who in good faith raise concerns. We report regularly to the Audit Committee of our Board of Directors on such programs. There can be no assurance that our internal control policies and procedures will always protect us from misinterpretation of or noncompliance with applicable laws and internal policies, recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by the our affiliates, employees, agents or associated persons for which we might be claimed to be responsible. As such, our corporate policies and processes may not prevent or detect all potential breaches of law or other governance practices. In addition, the compliance mechanisms and monitoring programs adopted and implemented by Goldcorp prior to our acquisition of Goldcorp may not adequately prevent or detect possible violations of the U.S. Foreign Corrupt Practices Act and the Corruption of Foreign Officials Act (Canada) attributable to Goldcorp prior to our acquisition of Goldcorp and we may be held liable for any such violations. We occasionally identify or are apprised of information or allegations that certain employees, affiliates, agents or associated persons may have engaged in unlawful conduct for which we might be held responsible. Our policy when receiving credible information or allegations is to conduct internal investigations and compliance reviews to evaluate that information, determine compliance with applicable anti-bribery laws and regulations and company policies and take such remedial steps as may be warranted. In appropriate circumstances, we communicate with authorities in the United States and elsewhere about those investigations and reviews. Violations of these laws, or allegations of such violations, could lead to substantial civil and criminal fines and penalties, litigation, loss of operating licenses or permits and other collateral consequences, and may damage the Company's reputation, which could have a material adverse effect on our business, financial position and results of operations or cause the market value of our common shares to decline.

Mine closure, reclamation and remediation costs for environmental liabilities may exceed the provisions we have made.

        Natural resource extractive companies are required to close their operations and rehabilitate the lands that they mine in accordance with a variety of environmental laws and regulations. Estimates of the total ultimate closure and rehabilitation costs for gold, silver, copper, zinc and lead mining operations are significant and based principally on current legal and regulatory requirements and mine closure plans that may change materially. For example, we have conducted extensive remediation work at two inactive sites in the United States. We are conducting remediation activities at a third site in the United States, an inactive uranium mine and mill site formerly operated by one of our subsidiaries and several closed mine sites in Guatemala, British Columbia, and California which are former Goldcorp sites. In addition, we may be held responsible for the costs of addressing contamination at the site of current or former activities or at third party sites or be held liable to third parties for exposure to hazardous substances.

        The laws and regulations governing mine closure and remediation in a particular jurisdiction are subject to review at any time and may be amended to impose additional requirements and conditions which may cause our provisions for environmental liabilities to be underestimated and could materially affect our financial position or results of operations. For a more detailed description of potential environmental liabilities, see the discussion in Environmental Matters in Note 29 to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, incorporated by reference herein. In addition, regulators are increasingly requesting security in the form of cash collateral, credit, trust arrangements or guarantees to secure the performance of environmental obligations, which could have an adverse effect on our financial position.

        Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") and its state law equivalents, current or former owners of properties may be held jointly and severally liable for the costs of site cleanup or required to undertake remedial actions in response to unpermitted releases of hazardous substances at such property, in addition to, among other potential consequences, liability to governmental entities for the cost of damages to natural resources, which may be significant. These subject properties are referred to as "superfund" sites. For example, the inactive uranium mine and mill at Midnite Mine is a superfund site subject to CERCLA. It is possible that certain of our other current or former operations in the U.S. could be designated as a superfund site in the future, exposing us to potential liability under CERCLA.

        Any underestimated or unanticipated retirement and rehabilitation costs could materially affect our financial position, results of operations and cash flows. Environmental liabilities are accrued when they become known, are probable and can be reasonably estimated. Whenever a previously unrecognized remediation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income attributable to Newmont stockholders and potentially result in impairments.

        For example, the Company completed a comprehensive study of the Yanacocha long-term mining and closure plans in 2016 as part of the requirement to submit an updated closure plan to Peruvian regulators every five years. As a result, the Company recorded an increase to the reclamation obligation at Yanacocha for the fourth quarter of 2016 in connection with an update to the Yanacocha closure plan, resulting in an increase to the recorded asset retirement cost related to the producing areas of the mine and a non-cash charge to reclamation expense related to the areas of the mine no longer in production. The increase to the reclamation obligation was primarily due to higher estimated long-term water management costs, heap leach earthworks and related support activities. For additional information regarding our review of the Yanacocha closure plan, see Note 6 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019, incorporated by reference herein.

Our business depends on good relations with our employees.

        Production at our mines is dependent upon the efforts of our employees and, consequently, our maintenance of good relationships with our employees. Due to union activities or other employee actions, we could experience labor disputes, work stops or other disruptions in production that could adversely affect us. For example, during 2018 and in the first quarter of 2019, there were work stoppages by miners represented by the Asosiación Obrera Minera Argentina at our Cerro Negro mine. In the second quarter of 2019, our operations at our Peñasquito mine in Mexico were temporarily suspended following a contractor/community blockade. In June 2019, we began ramping up operations at the Peñasquito mine following the lifting of the blockade and the establishment of a dialogue process sponsored by the national government. In August 2019, the 60-day negotiation period lapsed with no substantive agreement reached. We can provide no assurance that an agreement will be entered into on acceptable terms or at all and we cannot predict whether similar or more significant blockades at our Peñasquito mine will occur in the future. At June 30, 2019, various unions represented approximately 32.9% of our employee workforce worldwide. Labor rates in Ghana are agreed through 2018, but negotiations relating to other terms and conditions remain ongoing. One of our labor agreements in Peru expired in February 2019 and will be the subject of contract negotiations in 2019, with another contract due to expire in February 2020. We are just beginning preliminary discussions with a new union formed in March 2018 at Merian in Suriname, and the negotiations remain in process with respect to future labor rates. A failure to successfully enter into new contracts could result in future labor disputes, work stoppages or other disruptions in production that could adversely affect our operations and financial performance. There can be no assurance that any future disputes at the Company's operations or projects will be resolved without disruptions.

If we are unable to attract and retain additional highly skilled employees, our business and future operations may be adversely affected.

        We depend upon the services of a number of key executives and management personnel. Our success is also dependent on the contributions of our highly skilled and experienced workforce. There continues to be competition over highly skilled personnel in our industry. The loss of members of our highly-skilled and experienced management and workforce or our inability to attract and retain additional experienced management and skilled workers may have a material adverse effect on our business, financial position and results of operations.

Damage to our reputation may result in decreased investor confidence, challenges in maintaining positive community relations and can pose additional obstacles to our ability to develop our projects, which may result in a material adverse impact on our business, financial position, results of operations and growth prospects.

        Damage to our reputation can be the result of the actual or perceived occurrence of a variety of events and circumstances, and could result in negative publicity (for example, with respect to our handling of environmental matters or our dealings with local community organizations). The growing use of social media to generate, publish and discuss community news and issues and to connect with others has made it significantly easier, among other things, for individuals and groups to share their opinions of us and our activities, whether true or not. We do not have direct control over how we are perceived by others and loss of reputation could have a material adverse effect on our business, financial position and results of operations.

Increased exposure to foreign exchange fluctuations and capital controls may adversely affect Newmont's costs, earnings and the value of some of our assets.

        Our reporting currency is the US dollar and the majority of our earnings and cash flows are denominated in US dollars. We conduct certain business in currencies other than the US dollar. A portion of our operating expenses are incurred in local currencies. The appreciation of those local currencies against the U.S. dollar increases our costs of production in U.S. dollar terms at mines located outside the United States. The foreign currencies that primarily affect our results of operations are the Australian Dollar and the Canadian Dollar. Our consolidated earnings and cash flows may also be impacted by movements in the exchange rates. Change in the value of the currencies of the Australian Dollar, Canadian Dollar, the Mexican Peso, the Dominican Peso, the Argentine Peso, the Chilean Peso or Surinamese Dollar versus the US dollar could negatively impact our earnings, and could negatively impact our ability to realize all of the anticipated benefits of the Newmont Goldcorp Transaction.

        In addition, from time to time, emerging market countries such as those in which we operate adopt measures to restrict the availability of the local currency or the repatriation of capital across borders. These measures are imposed by governments or central banks, in some cases during times of economic instability, to prevent the removal of capital or the sudden devaluation of local currencies or to maintain in-country foreign currency reserves. In addition, many emerging markets countries require consents or reporting processes before local currency earnings can be converted into U.S. dollars or other currencies and/or such earnings can be repatriated or otherwise transferred outside of the operating jurisdiction. These measures may have a number of negative effects on Newmont, reducing the immediately available capital that we could otherwise deploy for investment opportunities or the payment of expenses. In addition, measures that restrict the availability of the local currency or impose a requirement to operate in the local currency may create other practical difficulties for Newmont.

Inflation may have a material adverse effect on results of operations.

        Certain of our operations are located in countries that have in the past experienced high rates of inflation. It is possible that in the future, high inflation in the countries in which we operate may result in an increase in operational costs in local currencies (without a concurrent devaluation of the local currency of operations against the dollar or an increase in the dollar price of gold, silver, copper, zinc or lead). For instance, in Argentina, the level of inflation during 2018 reached 47.6%, the highest since 1991. Current estimations for 2019 reflect a possible reduction of inflation to a range of 25% to 30%. Maintaining operating revenues in Argentine pesos could expose us to the risks of peso devaluation and high domestic inflation. This could have a material adverse effect on our business, financial position and results of operations. Significantly higher and sustained rates of inflation, with subsequent increases in operational costs, could result in the deferral or closure of projects and mines in the event that operating costs become prohibitive.

Our business requires substantial capital investment and we may be unable to raise additional funding on favorable terms.

        The construction and operation of potential future projects and various exploration projects will require significant funding. Our operating cash flow and other sources of funding may become insufficient to meet all of these requirements, depending on the timing and costs of development of these and other projects. As a result, new sources of capital may be needed to meet the funding requirements of these investments, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future gold, silver, copper, zinc or lead prices, our operational performance and our current cash flow and debt position, among other factors. In the event of lower gold, silver, copper, zinc or lead prices, unanticipated operating or financial challenges, or a further dislocation in the financial markets as experienced in recent years, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing operations, retire or service all of our outstanding debt and pay dividends could be significantly constrained.

To the extent that we seek to expand our operations and increase our reserves through acquisitions, we may experience issues in executing acquisitions or integrating acquired operations.

        From time to time, we examine opportunities to make selective acquisitions in order to provide increased returns to our shareholders and to expand our operations and reported reserves and, potentially, generate synergies. The success of any acquisition would depend on a number of factors, including, but not limited to:

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  Identifying suitable candidates for acquisition and negotiating acceptable terms;

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  Obtaining approval from regulatory authorities and potentially Newmont's shareholders;

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  Maintaining our financial and strategic focus and avoiding distraction of management during the process of integrating the acquired business;

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  Implementing our standards, controls, procedures and policies at the acquired business and addressing any pre-existing liabilities or claims involving the acquired business; and

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  To the extent the acquired operations are in a country in which we have not operated historically, understanding the regulations and challenges of operating in that new jurisdiction.

        There can be no assurance that we will be able to conclude any acquisitions successfully or that any acquisition will achieve the anticipated synergies or other positive results. Any material problems that we encounter in connection with such an acquisition could have a material adverse effect on our business, results of operations and financial position. See also the risk factor under the heading "Risks Related to the Combined Company Following the Newmont Goldcorp Transaction—We may not realize the anticipated benefits of the Newmont Goldcorp Transaction and the integration of Goldcorp and Newmont may not occur as planned."

Our operations may be adversely affected by rising energy prices or energy shortages.

        Our mining operations and development projects require significant amounts of energy. Increasing global demand for energy, concerns about nuclear power and the limited growth of new energy sources are affecting the price and supply of energy. A variety of factors, including higher energy usage in emerging market economies, actual and proposed taxation of carbon emissions as well as concerns surrounding unrest and potential conflict in the Middle East, could result in increased demand or limited supply of energy and/or sharply escalating diesel fuel, gasoline, natural gas and other energy prices. Increased energy prices could negatively impact our operating costs and cash flow.

        Our principal energy sources are electricity, purchased petroleum products, natural gas and coal. Some of our operations are in remote locations requiring long distance transmission of power, and in some locations we compete with other companies for access to third party power generators or electrical supply networks. A disruption in the transmission of energy, inadequate energy transmission infrastructure or the termination of any of our energy supply contracts could interrupt our energy supply and adversely affect our operations.

Continuation of our mining production is dependent on the availability of sufficient water supplies to support our mining operations.

        Our mining operations require significant quantities of water for mining, ore processing and related support facilities. Our operations in North and South America and Australia are in areas where water is scarce and competition among users for continuing access to water is significant. Continuous production at our mines is dependent on our ability to maintain our water rights, claims and contracts, to defeat claims adverse to our current water uses in legal proceedings and to limit or negotiate any civil disturbances related to water use. Although each of our operations currently has sufficient water rights, claims and contracts to cover its operational demands, we cannot predict the potential outcome of pending or future legal proceedings or community negotiations relating to our water rights, claims, contracts and uses. Water shortages may also result from weather or environmental and climate impacts out of the Company's control. For example, the continuation of the below average rainfall or the occurrence of drought in southwest Australia could impact our raw water supply at Boddington. While we incorporated systems to address the impact of the dry season as part of our operating plans, we can make no assurances that those systems will be sufficient to address all shortages in water supply, which could result in production and processing interruptions. The loss of some or all water rights for any of our mines, in whole or in part, or shortages of water to which we have rights could require us to curtail or shut down mining production and could prevent us from pursuing expansion opportunities. Laws and regulations may be introduced in some jurisdictions in which we operate which could limit our access to sufficient water resources in our operations, thus adversely affecting our operations.

We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation, upgrade and integration.

        We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. We have experienced attempts by external parties to penetrate our networks and systems. Although such attempts to date have not resulted in any material breaches, disruptions, or loss of business-critical information, our systems and procedures for preparing and protecting against such attempts and mitigating such risks may prove to be insufficient in the future and attacks could have an adverse impact on our business and operations, including damage to our reputation and competitiveness, remediation costs, litigation or regulatory actions. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to production downtimes, operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions. In addition, as technologies evolve and these cybersecurity attacks become more sophisticated, we may incur significant costs to upgrade or enhance our security measures to protect against such attacks and we may face difficulties in fully anticipating or implementing adequate preventive measures or mitigating potential harm, which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations. For instance, we engage an independent third party to conduct penetration and vulnerability testing on an annual basis and review findings and recommendations from these tests. We then seek to address any remediation actions through our ongoing cyber security program. Such efforts may incur significant costs and yet prove insufficient to deter future cybersecurity attacks or prevent all security breaches.

        We could also be adversely affected by system or network disruptions if new or upgraded information technology systems are defective, not installed properly or not properly integrated into our operations. Various measures have been implemented to manage our risks related to any new or upgraded systems, but system implementation or modification failures could have a material adverse effect on our business, financial position and results of operations and could, if not successfully implemented or modified, adversely impact the effectiveness of our internal controls over financial reporting.

The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

        We maintain insurance policies that mitigate against certain risks related to our operations. This insurance is maintained in amounts that we believe are reasonable depending upon the circumstances surrounding each identified risk. However, we may elect not to have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons; in other cases, insurance may not be available for certain risks. Some concern always exists with respect to investments in parts of the world where civil unrest, war, nationalist movements, political violence or economic crises are possible. These countries may also pose heightened risks of expropriation of assets, business interruption, increased taxation or unilateral modification of concessions and contracts. We do not maintain insurance policies against political risk. Occurrence of events for which we are not insured may affect our results of operations and financial position.

We rely on contractors to conduct a significant portion of our operations and construction projects.

        A significant portion of our operations and construction projects are currently conducted in whole or in part by contractors. As a result, our operations are subject to a number of risks, some of which are outside our control, including:

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  Negotiating agreements with contractors on acceptable terms;

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  The inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

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  Reduced control over those aspects of operations which are the responsibility of the contractor;

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  Failure of a contractor to perform under its agreement;

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  Interruption of operations or increased costs in the event that a contractor ceases its business due to insolvency or other unforeseen events;

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  Failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance; and

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  Problems of a contractor with managing its workforce, labor unrest or other employment issues.

        In addition, we may incur liability to third parties as a result of the actions of our contractors. The occurrence of one or more of these risks could adversely affect our results of operations and financial position.

To the extent we hold or acquire interests in any joint ventures or joint operations or enter into any joint ventures or joint operations in the future, our interest in these properties is subject to the risks normally associated with the conduct of joint ventures or joint operations.

        To the extent we hold or acquire interests in any joint ventures or joint operations or enter into any joint ventures or joint operations in the future, the existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on our profitability or the viability of our interests held through joint ventures, which could have a material adverse impact on our future cash flows, earnings, results of operations and financial condition:

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  inconsistent economic, political or business interests or goals between partners or disagreements with partners on strategy for the most efficient development or operation of mines;

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  inability to control certain strategic decisions made in respect of properties;

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  exercise of veto rights by our partners so as to block actions that we believe to be in our or the joint venture's best interests;

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  inability of partners to meet their financial and other obligations to the joint venture, joint operation or third parties; and

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  litigation between partners regarding management, funding or other decisions related to the joint venture or joint operation.

        There can be no assurance that any joint ventures or joint operations, including the joint venture that combines our and Barrick Gold Corporation's ("Barrick") respective Nevada operations (the "Nevada Joint Venture") pursuant to the operating agreement entered into on July 1, 2019 between Barrick, Newmont and their wholly-owned subsidiaries party thereto (the "Nevada JV Agreement"), will be beneficial to us, whether due to the above-described risks, unfavorable global economic conditions, increases in construction costs, integration challenges, currency fluctuations, political risks, or other factors.

        Furthermore, there can be no assurance that any pending joint ventures or joint operations will close on a timely basis, or at all, given that satisfaction of closing conditions, including applicable regulatory approvals, accuracy of representations and warranties and compliance with covenants. If any pending joint ventures or joint operations fail to close, we will not realize its anticipated benefits, which might have an adverse effect on our results of operations and financial condition.

To the extent we are unable to control all activities of any joint ventures or joint operations in which we hold an interest, the success of such operations will be beyond our control.

        To the extent that we are not the operator of a joint venture or joint operation properties, such that we will be unable to control the activities of the operator, the success of such operations will be beyond our control. In many cases we will be bound by the decisions made by the operator in the operation of such property, and will rely on the operator to manage the property and to provide accurate information related to such property. We can provide no assurance that all decisions of operators of properties we do not control will achieve the expected results.

        For example, pursuant to the terms of the Nevada JV Agreement, we hold a 38.5 percent economic interest and Barrick holds a 61.5 percent economic interest in the Nevada Joint Venture. Barrick operates the Nevada Joint Venture with overall management responsibility and is subject to the supervision and direction of the Nevada Joint Venture's board of directors, which is comprised of three directors appointed by Barrick and two directors appointed by Newmont. Outside of certain prescribed matters, decisions of the board of directors will be determined by majority vote, with the directors appointed by each company having voting power in proportion to such company's economic interests in the Nevada Joint Venture.

        Because we beneficially own less than a majority of the ownership interests in the Nevada Joint Venture, we have limited control of the Nevada Joint Venture's operations and we depend in part on Barrick to operate the Nevada Joint Venture. In the event that Barrick has interests, objectives and incentives with respect to the Nevada Joint Venture that differ from our own, there can be no assurance that we will be able to resolve such disagreement in our favor. Any such disagreement could have a material adverse effect on our interest in the Nevada Joint Venture, the business of the Nevada Joint Venture or the portion of our growth strategy related to the Nevada Joint Venture.

We are subject to litigation and may be subject to additional litigation in the future.

        We are currently, and may in the future become, subject to litigation, arbitration or other legal proceedings with other parties. If decided adversely to Newmont, these legal proceedings, or others that could be brought against us in the future, could have a material adverse effect on our financial position or prospects. Furthermore, to the extent we sell or reduce our interest in certain assets, we may give representations and warranties and indemnities customary for such transactions and we may agree to retain responsibility for certain liabilities related to the period prior to the sale. As a result, we may incur liabilities in the future associated with assets we no longer own or in which we have a reduced interest. For a more detailed discussion of pending litigation, see Note 29 to our Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, incorporated by reference herein.

        In the event of a dispute arising at our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or arbitral panels, or may not be successful in subjecting foreign persons to the jurisdiction of courts or arbitral panels in the United States. Our inability to enforce our rights and the enforcement of rights on a prejudicial basis by foreign courts or arbitral panels could have an adverse effect on our results of operations and financial position.

Title to some of our properties may be defective or challenged.

        Although we have conducted title reviews of our properties, title review does not preclude third parties from challenging our title or related property rights. While we believe that we have satisfactory title to our properties, some titles may be defective or subject to challenge by governments, indigenous or communal peoples, or private parties. In Mexico, mining rights that are covered under a concession do not include direct ownership or possession rights over the surface, or surface access, and we enter into temporary occupation agreements with local communities to operate those properties.

        In addition, certain of our Australian and Canadian properties could be subject to native title or traditional landowner claims, and our ability to use these properties is dependent on agreements with traditional owners of the properties. A determination of defective title or risks in connection with a challenge to title rights could impact existing operations as well as exploration and development projects, and future acquisitions which could have an adverse effect on operations, our ability to develop new projects, and our financial position. For more information regarding native title or traditional landowner claims, see the discussion under the Australia Section of Item 2, Properties, in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019, incorporated by reference herein, and the risk factor under the heading "Risks Related to the Jurisdictions in Which We Operate—We do not have direct ownership or possession rights to use the surface of the lands for our Mexican mining operations."

Civil disturbances, criminal activities, including illegal mining, and artisanal mining, occurs on or adjacent to certain of our properties, which can disrupt business and expose the Company to liability.

        Civil disturbances and criminal activities such as trespass, illegal mining, sabotage, theft and vandalism may cause disruptions and could result in the suspension of operations and development at certain sites. Incidents of such activities have occasionally led to conflict with security personnel and/or police, which in some cases resulted in injuries including in Peru, Suriname and Ghana. Although security measures have been implemented by the Company to protect employees, property and assets, such measures will not guarantee that such incidents will not continue to occur in the future, or result in harm to employees or trespassers, decrease operational efficiency or construction delays, increase community tensions or result in liabilities. The manner in which the Company's personnel, national police or other security forces respond to civil disturbances and criminal activities can give rise to additional risks where those responses are not conducted in a manner consistent with international and Newmont standards relating to the use of force and respect for human rights.

        Newmont takes seriously our obligation to respect and promote human rights, is a signatory to and active participant in the Voluntary Principles on Security and Human Rights, and has adopted a Sustainability and Stakeholder Engagement Policy and Human Rights Standard in line with the UN Guiding Principles on Business and Human Rights due diligence processes. Nonetheless, although the Company has implemented a number of significant measures and safeguards which are intended to ensure that personnel understand and uphold these standards, the implementation of these measures will not guarantee that personnel, national police or other security forces will uphold these standards in every instance. The evolving expectations related to human rights, indigenous rights, and environmental protections may result in opposition to our current and future operations or the development of new projects and mines. Such opposition may take the form of legal or administrative proceedings or manifestations such as protests, roadblocks or other forms of public expression against our activities, and may have a negative impact on our reputation and operations. Opposition by community and activist groups to our operations may require modification of, or preclude the operation or development of, our projects and mines or may require us to enter into agreements with such groups or local governments with respect to our projects and mines, in some cases, causing increased costs and significant delays to the advancement of our projects. The failure to conduct operations in accordance with Company standards can result in harm to employees, community members or trespassers, increase community tensions, reputational harm to Newmont or result in criminal and/or civil liability and/or financial damages or penalties.

        Artisanal and illegal miners have been active on, or adjacent to, some of Newmont's African and South American properties, including recently at Suriname and Ghana. Illegal mining, which involves trespass into the development or operating area of the mine, is both a security and safety issue, which may present a security threat to property and human life. The illegal miners from time to time have clashed with security staff and law enforcement personnel who have attempted to move them away from the facilities. Although, under certain circumstances, artisanal mining may be a legally sanctioned activity, artisanal mining is also associated with a number of negative impacts, including environmental degradation, poor working practices, erosion of civil society, human rights abuse and funding of conflict. The environmental, social, safety and health impacts of artisanal and illegal mining are frequently attributed to formal mining activity, and it is often assumed that artisanally-mined gold is channeled through large-scale mining operators, even though artisanal and large-scale miners may have separate supply chains. These misconceptions impact negatively on the reputation of the industry. The activities of the illegal miners could cause damage to Newmont's properties for which Newmont could potentially be held responsible. The presence of illegal miners could lead to exploration and project delays and disputes regarding the development or operation of commercial gold deposits. Illegal mining and theft could also result in lost gold production and reserves, mine and development stoppages, and have a material adverse effect on financial condition or results of operations or project development.

Competition from other natural resource companies may harm our business.

        We compete with other natural resource companies to attract and retain key executives, skilled labor, contractors and other employees. We also compete with other natural resource companies for specialized equipment, components and supplies, such as drill rigs, necessary for exploration and development, as well as for rights to mine properties containing gold, silver, copper, zinc, lead and other minerals. We may be unable to continue to attract and retain skilled and experienced employees, to obtain the services of skilled personnel and contractors or specialized equipment or supplies, or to acquire additional rights to mine properties, which could have an adverse effect on our competitive position or adversely impact our results of operations.

Our ability to recognize the benefits of deferred tax assets is dependent on future cash flows and taxable income.

        We recognize the expected future tax benefit from deferred tax assets when the tax benefit is considered to be more likely than not of being realized, otherwise, a valuation allowance is applied against deferred tax assets. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, our ability to realize the deferred tax assets could be impacted. In the future, our estimates could change requiring a valuation allowance or impairment of our deferred tax assets. Additionally, future changes in tax laws could limit our ability to obtain the future tax benefits represented by our deferred tax assets. See Note 9 to the Financial Statements under the heading "Income and Mining Taxes—Valuation of Deferred Tax Assets" and Note 2 under the heading "Summary of Significant Accounting Policies—Valuation of Deferred Tax Assets" in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019, incorporated by reference herein, for additional information and factors that could impact the Company's ability to realize the deferred tax assets. At June 30, 2019, Newmont's non-current deferred tax assets were $525 million.

Returns for investments in pension plans are uncertain.

        We maintain pension plans for certain employees which provide for specified payments after retirement. The ability of the pension plans to provide the specified benefits depends on our funding of the plans and returns on investments made by the plans. Returns, if any, on investments are subject to fluctuations based on investment choices and market conditions. A sustained period of low returns or losses on investments could require us to fund the pension plans to a greater extent than anticipated. If future plan investment returns are not sufficient, we may be required to increase the amount of future cash contributions.

Any downgrade in the credit ratings assigned to our debt securities could increase our future borrowing costs and adversely affect the availability of new financing.

        There can be no assurance that any rating currently assigned by Standard & Poor's Rating Services or Moody's Investors Service to Newmont will remain unchanged for any given period of time or that a rating will not be lowered if, in that rating agency's judgment, future circumstances relating to the basis of the rating so warrant. If we are unable to maintain our outstanding debt and financial ratios at levels acceptable to the credit rating agencies, or should our business prospects or financial results deteriorate, our ratings could be downgraded by the rating agencies. The Company's credit ratings have been subject to change over the years. We currently maintain a Standard & Poor's rating of "BBB" and a Moody's Investors Service rating of "Baa2." We cannot make assurances regarding how long these ratings will remain unchanged or regarding the outcome of the rating agencies future reviews (including following any planned or future business combinations). A downgrade by the rating agencies could adversely affect the value of our outstanding securities, our existing debt and our ability to obtain new financing on favorable terms, if at all, and increase our borrowing costs, which in turn could impair our results of operations and financial position.

Future funding requirements may affect our business.

        Potential future investments, including projects in the Company's project pipeline, acquisitions and other investments, will require significant funds for capital expenditures. Depending on gold, silver, copper, zinc and lead prices, our operating cash flow may not be sufficient to meet all of these expenditures, depending on the timing of development of these and other projects. As a result, new sources of capital may be needed to meet the funding requirements of these investments, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future gold, silver, copper, zinc and lead prices as well as our operational performance, current cash flow and debt position, among other factors. We may determine that it may be necessary or preferable to issue additional equity or other securities, defer projects or sell assets. Additional financing may not be available when needed or, if available, the terms of such financing may not be favorable to us and, if raised by offering equity securities, any additional financing may involve substantial dilution to existing shareholders. In the event of lower gold, silver, copper, zinc or lead prices, unanticipated operating or financial challenges, or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities, retire or service all outstanding debt and pay dividends could be significantly constrained. In addition, our joint venture partners may not have sufficient funds or borrowing ability in order to make their capital commitments. In the case that our partners do not make their economic commitments, the Company may be prevented from pursuing certain development opportunities or may assume additional financial obligations, which may require new sources of capital.

Risks Related to Our Industry

We may experience increased costs or losses resulting from the hazards and uncertainties associated with mining.

        The exploration for natural resources and the development and production of mining operations are activities that involve a high level of uncertainty. These can be difficult to predict and are often affected by risks and hazards outside of our control. These factors include, but are not limited to:

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  Environmental hazards, including discharge of metals, concentrates, pollutants or hazardous chemicals;

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  Industrial accidents, including in connection with the operation of mining equipment, milling equipment and/or conveyor systems and accidents associated with the preparation and ignition of large-scale blasting operations, milling and processing;

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  Accidents in connection with transportation, including transportation of chemicals, explosions or other materials, transportation of large mining equipment and transportation of employees and business partners to and from sites;

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  Social, community or labor force disputes or stoppages;

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  Changes to legal and regulatory requirements;

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  Security incidents, including activities of illegal or artisanal miners, gold bullion or concentrate theft, and corruption and fraud;

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  Shortages in materials or equipment and energy and electrical power supply interruptions or rationing;

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  Failure of unproven or evolving technologies or loss of information integrity or data;

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  Unexpected geological formations or conditions (whether in mineral or gaseous form);

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  Metallurgical conditions and gold recovery, including unexpected decline of ore grade;

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  Unanticipated changes in inventory levels at heap-leach operations;

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  Ground and water conditions;

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  Fall-of-ground accidents in underground operations;

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  Failure of mining pit slopes and tailings dam walls;

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  Seismic activity;

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  Surface or underground fires or floods, such as the underground fire that resulted in a shutdown of the Musselwhite mine facility in March of 2019; and

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  Other natural phenomena, such as lightning, cyclonic or tropical storms, floods or other inclement weather conditions, including those impacting operations or the ability to access and supply sites. For example, in 2017 rainfall and flooding in Northern Australia and Peru, temporarily impacted our ability to import fuel and other key deliveries to our Tanami and Yanacocha sites, respectively.

        The occurrence of one or more of these events in connection with our exploration activities and development and production of mining operations may result in the death of, or personal injury to, our employees, other personnel or third parties, the loss of mining equipment, damage to or destruction of mineral properties or production facilities, monetary losses, deferral or unanticipated fluctuations in production, environmental damage and potential legal liabilities, all of which may adversely affect our reputation, business, prospects, results of operations and financial position.

Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

        As a result of public concern about the real or perceived detrimental effects of economic globalization and global climate impacts, businesses generally and large multinational corporations in natural resources industries, such as Newmont, in particular, face increasing public scrutiny of their activities. These businesses are under pressure to demonstrate that, as they seek to generate satisfactory returns on investment to shareholders, other stakeholders, including employees, governments, communities surrounding operations and the countries in which they operate, benefit and will continue to benefit from their commercial activities. Such pressures tend to be particularly focused on companies whose activities are perceived to have a high impact on their social and physical environment. In Ghana, for instance, a number of community related demonstrations occurred during 2018 in response to the perceived impacts of our operations on the land and on fairness of compensation. Similarly, a number of community based groups continue pressuring the company for additional benefits related to jobs, training and benefit sharing. The Company is seeking mechanisms for dialogue to understand concerns and address impacts and benefits in a transparent and participatory manner. In Mexico, operations at our Peñasquito mine were suspended in April 2019 following a blockade by community members pressuring the company for enhanced access to the local water supply among other benefits. The potential consequences of these pressures include reputational damage, legal suits, increasing social investment obligations to communities and pressure to increase taxes and royalties payable to governments.

        Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing worker health and safety and land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. Some of the countries in which we operate have implemented, and are developing, laws and regulations related to climate change and greenhouse gas emissions. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

        Future changes in applicable laws, regulations, permits and approvals or changes in their enforcement or regulatory interpretation could substantially increase costs to achieve compliance, lead to the revocation of existing or future exploration or mining rights or otherwise have an adverse impact on our results of operations and financial position. For instance, the operation of our mines in the United States is subject to regulation by the U.S. Mine Safety and Health Administration ("MSHA") under the Federal Mine Safety and Health Act of 1977 (the "Mine Act"). MSHA inspects our mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Over the past several years MSHA has significantly increased the numbers of citations and orders charged against mining operations and increased the dollar penalties assessed for citations issued. If MSHA inspections result in an alleged violation, we may be subject to fines, penalties or sanctions and our mining operations could be subject to temporary or extended closures. MSHA issued fines, penalties or sanctions and mandated temporary or extended closures could have an adverse effect on our results of operations and financial position. See Exhibit 95 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, incorporated by reference herein, for additional information regarding certain MSHA orders and citations issued during the quarter ended June 30, 2019.

        Increased global attention or regulation on consumption of water by industrial activities, as well as water quality discharge, and on restricting or prohibiting the use of cyanide and other hazardous substances in processing activities could similarly have an adverse impact on our results of operations and financial position due to increased compliance and input costs.

        We have implemented a management system designed to promote continuous improvement in health and safety, environmental performance and community relations. However, we nevertheless in 2018 experienced seven fatalities, six at our operations in Ghana and one in Nevada, which involved subsequent investigations by Ghana's Mineral Commission and the MSHA, respectively. See Item 4 "Mine Safety Disclosures" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, incorporated by reference herein, for additional information on these incidents. Our ability to operate (including the effect of any impact on our workforce) and thus, our results of operations and our financial position (including because of potential related fines and sanctions), could be adversely affected by accidents or events detrimental (or perceived to be detrimental) to the health and safety of our employees, the environment or the communities in which we operate.

We may be unable to obtain or retain necessary permits, which could adversely affect our operations.

        Our mining and processing operations and development and exploration activities are subject to extensive permitting requirements. The requirements to obtain and/or achieve or maintain full compliance with such permits can be costly and involve extended timelines. While we strive to obtain and comply with all permits required of us, there can be no assurance that we will obtain all such permits and/or achieve or maintain full compliance with such permits at all times. Previously obtained permits may be suspended or revoked for a number of reasons, including through government or court action. Failure to obtain and/or comply with required permits can have serious consequences, including damage to our reputation, cessation of the development of a project, increased costs of development or production and litigation or regulatory action, any of which could materially adversely affect our business, results of operations or financial condition.

        Our ability to obtain the required permits and approvals to explore for, develop and operate mines and to successfully operate near communities in the jurisdictions in which we operate depends in part on our ability to develop, operate and close mines in a manner that is consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to operate near certain communities may be adversely impacted by real or perceived detrimental events associated with our activities or those of other mining companies affecting the environment, health and safety of communities in which we operate. Key permits and approvals may be revoked or suspended or may be adjusted in a manner that adversely affects our operations, including our ability to explore or develop properties, commence production or continue operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs which could have a material adverse effect on our business.

        Producing gold is an energy-intensive business, resulting in a significant carbon footprint. Energy costs account for approximately twenty percent of our overall operating costs, with our principal energy sources being purchased electricity, diesel fuel, gasoline, natural gas and coal.

        A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change that are viewed as the result of emissions from the combustion of carbon-based fuels. At the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change ("UNFCC") held in Paris in 2015, the Paris Agreement was adopted which was intended to govern emission reductions beyond 2020. The Paris Agreement went into effect in November 2016 when countries that produce at least 55% of the world's greenhouse gas emissions ratified the agreement. While there are no immediate impacts to business from the Paris Agreement, the goal of limiting global warming to "well below 2 degrees Celsius" will be taken up at national levels. Industrialized nations (for example, Australia) are likely to implement national emission reduction targets that require an investment shift towards low carbon technologies and systems, shifting away from coal and diesel power generation. The temperature change goal implies a move to net zero greenhouse gas emissions from energy use and industrial activities by 2050 to 2060. The relevant details of the shift towards low carbon technologies are defined in the national plans, which will need further definition in new rules from each country by 2020. The Trump Administration has announced the intention to withdraw from the Paris Agreement, which begins a lengthy process that will not be completed until November 2020.

        Some of the countries in which we operate have implemented, and are developing, laws and regulations related to climate change and greenhouse gas emissions. In December 2009, the United States Environmental Protection Agency ("EPA") issued an endangerment finding under the U.S. Clean Air Act that current and projected concentrations of certain mixed greenhouse gases, including carbon dioxide, in the atmosphere threaten the public health and welfare. Additionally, the United States and China signed a bilateral agreement in November 2014 that committed the United States to reduce greenhouse gas emissions by an additional 26% to 28% below 2005 levels by the year 2025. The EPA in August 2015 issued final rules for the Clean Power Plan under Section 111 (d) of the Clean Air Act designed to reduce greenhouse gas emissions at electric utilities in line with reductions planned for the compliance with the Paris Agreement. On October 16, 2017, the EPA as part of a regulatory review directed by the Energy Independence Executive Order has proposed a repeal of the Clean Power Plan. In Australia the Emissions Reduction Fund legislation, Safeguard Mechanism Rule 2015 came into effect on July 1, 2016. Facilities that exceed the baseline mandated by the law in future years are required to purchase Australian Carbon Credit Units ("ACCUs").

        Legislation and increased regulation and requirements regarding climate change could impose increased costs on us, our venture partners and our suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. In

August 2015, the EPA issued the final rules for the Clean Power Plan under Section 111(d) of the Clean Air Act. Under the Clean Power Plan, the Nevada JV's TS Power Plant would be subject to greenhouse gas emission reductions as part of the Nevada compliance plan. The EPA has subsequently issued the Affordable Clean Energy Rule in August 2018, which would eliminate the emission reduction standards proposed in the Clean Power Plan. The Clean Power Plan is currently in litigation in the Washington DC Circuit preventing the implementation of either rule.

        The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. Operations that rely on national hydro-electric grid power can be adversely affected by drought resulting in power load-shedding and lost production. These impacts may adversely impact the cost, production and financial performance of our operations.

Our Company and the mining industry are facing continued geotechnical challenges, which could adversely impact our production and profitability.

        Newmont and the mining industry are facing continued geotechnical challenges due to the older age of certain of our mines and a trend toward mining deeper pits and more complex deposits. This leads to higher pit walls, more complex underground environments and increased exposure to geotechnical instability and hydrological impacts. As our operations are maturing, the open pits at many of our sites are getting deeper and we have experienced certain geotechnical failures at some of our mines, including, without limitation, at our operations in Australia, Ghana, Peru, Colorado and Nevada. For example, pit failures at the Silverstar pit and Gold Quarry pit of the Carlin operation in 2018 and in the eastern wall of the open pit of the KCGM operation in 2018 resulted in temporary shutdowns and have impacted production. See also the risk factor under the heading "Risks Related to Our Industry—Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations."

        No assurances can be given that unanticipated adverse geotechnical and hydrological conditions, such as landslides and pit wall failures, will not occur in the future or that such events will be detected in advance. Geotechnical instabilities can be difficult to predict and are often affected by risks and hazards outside of our control, such as severe weather and considerable rainfall, which may lead to periodic floods, mudslides, wall instability and seismic activity, which may result in slippage of material.

        In addition, Newmont has numerous operational and closed tailings impoundments in a variety of climatic and topographic settings. Annually, the Company manages and places approximately 155 million tonnes of tailings. Recognizing the importance of careful design, management and monitoring, Newmont conducts extensive siting, engineering, environmental and social studies to support the specific selection and design of each facility. Newmont's engineering, construction and operating standards and technical guidance explicitly cover tailings management and establish requirements throughout their operating and post-mine closure life. The design, construction and operation of all tailings impoundment facilities are scrutinized through our investment system process, supported by inspections and audits, critical controls and strict application of annual inspections by independent qualified geotechnical engineers. Newmont's environmental standards also cover the long-term management of tailings impoundment facilities. The failure of tailings dam and storage facilities and other impoundments at our mining sites could cause severe, and in some cases catastrophic, property and environmental damage and loss of life. For example, in early 2019, the extractive industry experienced a large scale tailings dam failure at an unaffiliated mine, which resulted in numerous fatalities and caused extensive property and environmental damage. Recognizing this risk, Newmont continues to review and enhance our existing practices. However, no assurance can be given that these events will not occur in the future. See also the risk factor under the heading "Risks Related to Our Industry—We may experience increased costs or losses resulting from the hazards and uncertainties associated with mining."

        Geotechnical or tailings storage facility failures could result in limited or restricted access to mine sites, suspension of operations, government investigations, increased monitoring costs, remediation costs and other impacts, which could result in a material adverse effect on our results of operations and financial position.

Shortages of critical parts and equipment may adversely affect our operations and development projects.

        The mining industry has been impacted, from time to time, by increased demand for critical resources such as input commodities, drilling equipment, trucks, shovels and tires. These shortages have, at times, impacted the efficiency of our operations, and resulted in cost increases and delays in construction of projects, thereby impacting operating costs, capital expenditures and production and construction schedules.

Risks Related to the Jurisdictions in Which We Operate

Our operations are subject to risks of doing business in multiple jurisdictions.

        Exploration, development, production and mine closure activities are subject to regional, political, economic, community and other risks of doing business in multiple jurisdictions, including:

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  Potential instability of foreign governments and changes in government policies, including relating to or in response to changes of U.S. laws or foreign policies;

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  Expropriation or nationalization of property;

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  Restrictions on the ability to pay dividends offshore or to otherwise repatriate funds;

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  Restrictions on the ability of local operating companies to sell gold and other metals offshore for U.S. dollars, or on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts;

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  Import and export regulations, including restrictions on the export of gold, silver, copper, zinc and/or lead;

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  Disadvantages relating to submission to the jurisdiction of foreign courts or arbitration panels or enforcement or appeals of judgments at foreign courts or arbitration panels against a sovereign nation within its own territory;

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  Royalty and tax increases or claims, including retroactive increases and claims and requests to renegotiate terms of existing investment agreements, contracts of work, leases, royalties and taxes, by governmental entities, including such increases, claims and/or requests by the governments of Argentina, Australia, Canada, Chile, the Dominican Republic, Ghana, Mexico, Peru, Suriname, the State of Colorado and the State of Nevada in the U.S.;

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  Changes in laws or regulations in the jurisdictions in which we operate, including in changes resulting from changes in political administrations;

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  Fines, fees, and sanctions imposed for failure to comply with the laws and regulations of the jurisdictions in which we operate;

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  Risk of loss due to inability to access our properties or operations;

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  Other risks arising out of foreign sovereignty over the areas in which our operations are conducted, including risks inherent in contracts with government owned entities such as unilateral cancellation or renegotiation of contracts, licenses or other mining rights;

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  Delays in obtaining or renewing, or the inability to obtain, maintain or renew, necessary governmental permits, mining or operating leases and other agreements and/or approvals;

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  Risk of loss due to civil strife, acts of war, guerrilla activities, insurrection and terrorism;

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  Claims for increased mineral royalties or ownership interests by local or indigenous communities;

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  Risk of loss due to criminal activities such as trespass, blockade, local artisanal or illegal mining, theft and vandalism;

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  Delays in obtaining or renewing collective bargaining or certain labor agreements;

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  Disadvantages of competing against companies from countries that are not subject to the rigorous laws and regulations of the U.S. or other jurisdictions, including without limitation, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and the Dodd-Frank Act;

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  Increases in training and other costs and challenges relating to requirements by governmental entities to employ the nationals of the country in which a particular operation is located;

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  Increased financing costs;

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  Currency fluctuations, particularly in countries with high inflation;

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  Foreign exchange controls;

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  Increases in costs relating to, or restrictions or prohibitions on, the use of ports for concentrate storage and shipping, such as in relation to our Boddington operation where use of alternative ports is not currently economical, or in relation to our ability to procure economically feasible ports for developing projects;

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  Risk of disruption, damage or failure of information technology systems, and risk of loss and operational delays due to impacts to operational technology systems, such as due to cyber-attacks, malicious software computer viruses, security breaches, design failures and natural disasters;

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  Risk of loss due to disease, such as malaria or the Zika virus, and other potential endemic health issues, such as Ebola; and

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  Disadvantage and risk of loss due to the limitations of certain local health systems and infrastructure to contain diseases and potential endemic health issues.

        Consequently, our exploration, development, production and mine closure activities may be affected by these and other factors, many of which are beyond our control, some of which could materially adversely affect our financial position or results of operations.

New legislation and tax risks in certain operating jurisdictions could negatively affect us.

        We have operations and conduct business in a number of jurisdictions, which may increase our susceptibility to sudden tax changes. For instance, a new 12% export duty was imposed by the Argentine government in 2018, which could affect our Argentine operations. In the province of Santa Cruz, Argentina, a new local procurement law was passed requiring extractive industries to procure at least 50% of their goods and services from registered local providers, which could further impact our operational results. Taxation laws and other regulations of the jurisdictions in which we operate are complex, subject to varying interpretations and applications by the relevant tax authorities and subject to changes and revisions in the ordinary course. Any unexpected taxes imposed on us could have a material and adverse impact on our Company.

Changes in mining or investment policies or shifts in political and social attitudes in the jurisdictions in which we operate may adversely affect our operations or profitability.

        Our operations may be affected in a number of ways by laws and regulations related, but not limited to: restrictions on production; price controls; export controls; import restrictions, such as restrictions applicable to, among other things, equipment, services and supplies, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of mineral claims, environmental legislation, land use, surface land access, land claims of local communities, water use, and mine safety. Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as partners with carried or other interests, any of which may adversely affect our operations or profitability.

        In addition, as governments continue to struggle with deficits and concerns over the potential and actual effects of depressed economic conditions, many of them have targeted the mining and metals sector in order to raise revenue. Governments are continually assessing the fiscal terms of the economic rent for a mining company to exploit resources in their countries. Numerous countries have implemented changes to their mining regimes that reflect increased government control over or participation in the mining sector, including, but not limited to, changes of law affecting foreign ownership and takeovers, mandatory government participation in mining enterprises, taxation and royalties, working conditions, rates of exchange, exchange controls, exploration licensing, export duties, repatriation of income or return of capital, environmental protection, as well as requirements intended to boost the local economy, including usage of local goods and employment of local and community staff or contractors, among other benefits to be provided to local residents. The effects of the various requirements and uncertainties related to the economic risks of operating in foreign jurisdictions cannot be accurately predicted and could have a material adverse effect on our financial position or results of operations.

Our operations at Yanacocha and the development of our Conga project in Peru are subject to political and social unrest risks.

        During the last several years, Minera Yanacocha S.R.L. ("Yanacocha"), in which we own a 51.35% interest, and whose properties include the mining operations at Yanacocha and the Conga project in Peru, has been the target of local political and community protests, some of which blocked the road between the Yanacocha mine and Conga project complexes and the City of Cajamarca in Peru and resulted in vandalism and equipment damage. We cannot predict whether similar or more significant incidents will occur in the future. The recurrence of significant political or community opposition or protests could continue to adversely affect the Conga Project's development and the continued operation of Yanacocha.

        Construction activities on our Conga project were suspended on November 30, 2011, at the request of Peru's central government following increasing protests in Cajamarca by anti-mining activists led by the regional president. At the request of the Peruvian central government, the environmental impact assessment prepared in connection with the project, which was previously approved by the central government in October 2010, was reviewed by independent experts in an effort to resolve allegations around the environmental viability of Conga. This review concluded that the environmental impact assessment complied with international standards and provided some recommendations to improve water management. Yanacocha focused on the construction of water reservoirs prior to the development of other project facilities. However, development of Conga is contingent upon generating acceptable project returns and getting local community and government support. Under the current social and political environment, the Company does not anticipate being able to develop Conga for at least the next five years. Due to the uncertainty surrounding the project's development, the Company has allocated its exploration and development capital to other projects in recent years, and the Conga project is currently in care and maintenance. Should the Company be unable to develop the Conga project, the Company may have to consider other alternatives for the project, which may result in a future impairment charge.

        The Central Government of Peru continued to support responsible mining as a vehicle for the growth and future development of Peru in 2018. However, we are unable to predict whether the Central government will continue to take similar positions in the future. The regional government of Cajamarca and other political parties actively opposed the Conga project in the past. We are unable to predict the positions that will be taken in the future and whether such positions or changes in law will affect Yanacocha or Conga. Such changes may include increased labor regulations, environmental and other regulatory requirements, and additional taxes and royalties, as well as future protests, community demands and road blockages. We cannot predict future positions of either the Central or regional government on foreign investment, mining concessions, land tenure or other regulation. Any change in government positions or laws on these issues could adversely affect the assets and operations of Yanacocha or Conga, which could have a material adverse effect on our results of operations and financial position. Additionally, the inability to develop Conga or operate at Yanacocha could have an adverse impact on our growth and production in the region.

        In addition, in early 2015, the Peruvian government agency responsible for certain environmental regulations, the Ministry of the Environment ("MINAM"), issued proposed water quality criteria for designated beneficial uses which apply to mining companies, including Yanacocha. These criteria would modify the in-stream water quality criteria pursuant to which Yanacocha has been designing water treatment processes and infrastructure. In December 2015, MINAM issued the final regulation that modified the water quality standards. In response, in February 2017, Yanacocha submitted its proposed modification to the previously approved Environmental Impact Assessment to the Mining Ministry ("MINEM"), which is still under review. After approval, MINEM may allow up to three years to develop and implement the modifications to the water management system. In the event Yanacocha is unsuccessful in implementing the modifications in compliance with the new regulations and deadlines, it could result in fines and penalties relating to potential intermittent non-compliant exceedances. In addition, if accepted, the treatment options will result in increased costs. These impacts may adversely impact the future cost and financial performance of our operations in Peru.

Our Merian operation in Suriname is subject to political and economic risks.

        We hold a 75% interest in the Merian gold mine in the mid-eastern part of Suriname. The president of Suriname and others, including a number of members of the current administration, have been named defendants in a trial in connection with the deaths of certain political opponents in 1982. Those proceedings were previously halted based upon an executive order. However, in January 2017, a court in Suriname directed that the trial be recommenced and such trial proceeding ended on November 30, 2018. The trial entered the final stage of rendering a verdict by the court. The exact date for the judgement by the court is not yet known, but judgement is expected in the second half of 2019. The prosecutor in the trial has recommended that the current president be sentenced to 20 years prison for murder. Such a sentencing could result in civil and political instability, and heighten the risk of abrupt changes in the government and national policy impacting foreign investment and operators.

        Operations in Suriname are governed by a mineral agreement with the Republic of Suriname that establishes the terms and conditions under which Merian operations and development are conducted. The mineral agreement was approved by parliament and requires approval by parliament to change. No assurances can be made that the government will not request changes to the agreement in the future. While the government is generally considered by the Company to be mining friendly, it is possible that the current or future government may adopt substantially different policies, make changes in taxation treatment or regulations, take arbitrary action which might halt operations, increase costs, or otherwise impact mining and exploration rights and/or permits, any of which could have a material and adverse effect on the Company's future cash flows, earnings, results of operations and/or financial condition.

        The government of Suriname previously exercised its option to participate in a fully-funded 25 percent equity ownership stake in Merian. Suriname manages its participation through Staatsolie Maatschappij Suriname N.V. ("Staatsolie"), a Surinamese corporation that is wholly owned by the government. The Company can make no assurances that Staatsolie will have sufficient funds or borrowing ability in order to make their capital commitments in accordance with the terms of the partnership agreement. See the risk factor under the heading "Risks Related to Our Business—Future funding requirements may affect our business."

        Artisanal and illegal miners have been active on, or adjacent to, the Merian mine in recent years. See the risk factor under the heading "Risks Related to our Business—Civil disturbances, criminal activities, including illegal mining, and artisanal mining, occurs on or adjacent to certain of our properties, which can disrupt business and expose the Company to liability" for additional information.

Our operations at Ahafo and Akyem in Ghana are subject to political, economic and other risks.

        Newmont operates in Ghana pursuant to a Revised Investment Agreement ratified by Ghana's Parliament in 2015, which established a fixed fiscal and legal regime, including fixed royalty and tax rates, for Newmont operations in Ghana, to 2025 for Ahafo and 2027 for Akyem. However, since early 2018, and to address budgetary pressures, the Government of Ghana has initiated measures to mobilize additional revenue from the mining industry and other sectors of the economy as it attempts to increase revenue collection through various tax investigations, proposed new fees and other vehicles. There has also been an increase in anti-mining sentiment in Ghana on the back of claims of the industry is not contributing its fair share to national development. These may result in government claims of extra revenue owed them by the Company and other mining companies operating in Ghana, further resulting in increased revenue and tax initiatives.

        On December 24, 2018, two individual plaintiffs, who are members of the Ghana Parliament ("Plaintiffs") filed a writ to invoke the original jurisdiction of the Supreme Court of Ghana. On January 16, 2019, Plaintiffs filed the Statement of Plaintiff's Case outlining the details of the Plaintiff's case and subsequently served Newmont Ghana Gold Limited ("NGGL") and Newmont Golden Ridge Limited ("NGRL",) along with the other named defendants, the Attorney General of Ghana, the Minerals Commission of Ghana and 33 other mining companies with interests in Ghana. The Plaintiffs allege that under article 268 of the 1992 Constitution of Ghana the mining company defendants are not entitled to carry out any exploitation of minerals or other natural resources in Ghana, unless their respective transactions, contracts or concessions are ratified or exempted from ratification by the Parliament of Ghana. Newmont's current mining leases were both previously ratified by Parliament (with respect to NGGL, the June 13, 2001 mining lease was ratified by Parliament on October 21, 2008 and with respect to NGRL, the January 19, 2010 mining lease was ratified by Parliament on December 3, 2015). The writ alleges that any mineral exploitation prior to Parliament ratification is unconstitutional. The Plaintiffs seek several remedies including, without limitation, an injunction precluding exploitation of minerals by any mining company without prior Parliament ratification, and declaration that all revenue as a result of violation of the Constitution should be recovered via cash equivalent. An adverse decision on this matter could affect our business and could have an adverse effect on our results of operations and financial position.

The Peñasquito Mine is subject to transportation risks that could have a negative impact on our ability to operate that mine.

        Concentrates containing combinations of gold, silver, zinc and lead are produced in large quantities at the Peñasquito Mine and loaded onto highway road vehicles for transport to in-country smelters or to sea ports for export to foreign smelters in markets such as Asia, Europe and North America. This type of process involves a high level of environmental and financial risk. We could be subject to potential significant increases in road and maritime transportation charges and treatment and refining charges. Transportation of such concentrate is also subject to numerous risks including, but not limited to, delays in delivery of shipments, road blocks, terrorism, theft, weather conditions and environmental liabilities in the event of an accident or spill. We could be subject to limited smelter availability and capacity and could also face the risk of a potential interruption of business from a third party beyond our control, which in both cases could have a material adverse effect on our operations and revenues. As an example of this type of risk, Peñasquito mine operations were affected by a contractor/community blockade from April to June 2019. Production was halted for part of this time. We can provide no assurance that smelting, refining or transportation contracts for the Peñasquito Mine's products will be entered into on acceptable terms or at all.

Our business operations may be adversely affected by violence and crime in Mexico.

        Various areas in Mexico are affected by persistent violence and crime. Incidents of criminal activity, trespass, theft and vandalism have occasionally affected our employees and contractors at our Peñasquito Mine located in north-central Mexico. We can provide no assurance that security incidents, in the future, will not have a material adverse effect on our operations, including reclamation activities, especially if criminal activity and violence continue to escalate. In addition, our response to criminal activities can give rise to additional risks should they not be carried out consistently with international standards relating to the use of force and respect for human rights. Such incidents may halt or delay production, increase operating costs; result in harm to employees, contractors, visitors or community members; decrease operational efficiency due to employee absenteeism and other factors; increase community tensions or otherwise adversely affect our ability to conduct business.

We do not have direct ownership or possession rights to use the surface of the lands for our Mexican mining operations.

        Article 27 of the Mexican Constitution and subsequent legislation established the "ejido" and communal landholding as forms of land tenure in Mexico. Ejidos are structured as communities or townships with internal administration and surveillance boards. Ejido property is land granted by the Mexican government to individuals for agricultural and ranching purposes that may exist either for the exclusive use of an individual beneficiary (the "parcels"), or for the common benefit of the Ejido (the "communal land"), both subject to the Mexican Agrarian Law. There are more than 20 ejido communities in the vicinity of our Mexican mining operations and ejido lands cover most of the lands used by us for our current mining operations at our Peñasquito Mine and nearby exploration activities. We enter into temporary occupation agreements ranging from five to 30 years with the ejido communities, which allow us to use the surface of the lands for our mining operations. In Mexico, mining rights that are covered under a concession do not include direct ownership or possession rights over the surface, or surface access, and at any particular time we may be involved in negotiations with various ejido communities to enter into new temporary occupation agreements or other surface access agreements or amend existing agreements. Failure to reach new agreements or disputes regarding existing agreements may cause, blockades, suspension of operations, delays to projects, and on occasion, may lead to legal disputes.

Our operations in Argentina are susceptible to risk as a result of economic and political instability in Argentina and labor unrest.

        There continue to be risks relating to the uncertain and unpredictable political and economic environment in Argentina, especially at the provincial level in Santa Cruz where our Cerro Negro Mine is located. Inflation remains a challenge in Argentina, with the level of inflation during 2018 reaching

47.6%, the highest since 1991. Current estimates for 2019 reflect a possible reduction of inflation to a range of 25 to 30%. Maintaining operating revenues in Argentine pesos could expose us to the risks of peso devaluation and high domestic inflation, especially after the 2019 national elections.

        The economic environment in the province of Santa Cruz continues to be fragile. In 2017, the national government agreed to grant a loan to the province, and in exchange the province agreed to comply with certain financial covenants, which may be difficult to achieve. This created some disruption during 2018 and may continue to create additional social disruption during 2019. The risk of economic and social disruption may also increase due to the impact of the 2019 national and provincial elections. Disruptions may include roadblocks by local communities and unions. We can provide no assurance that disruptions from roadblocks will not occur in the future that could adversely affect access to, and operations at, the Cerro Negro Mine.

        In addition, during 2018 and the first quarter of 2019, we experienced work stoppages by miners represented by the Asociacion Obrera Minera Argentina ("AOMA"), Province of Santa Cruz delegation at the Cerro Negro Mine. We can provide no assurance that issues with the AOMA or other unions will not occur in the future that could adversely affect operations at the Cerro Negro Mine.

Risks Related to the Combined Company Following the Newmont Goldcorp Transaction

        On April 18, 2019, Newmont closed its acquisition of Goldcorp Inc. following receipt of all regulatory approvals and approval by Newmont's and Goldcorp's shareholders of the resolutions at the shareholder meetings on April 11 and April 4, 2019, respectively. The Newmont Goldcorp Transaction could subject us to significant risks, including those described below.

Significant demands will be placed on the combined company as a result of the combination.

        As a result of the Newmont Goldcorp Transaction, significant demands will be placed on the managerial, operational and financial personnel and systems of Newmont. We cannot provide any assurance that the systems, procedures and controls of Newmont will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the combination. The future operating results of Newmont will be affected by the ability of our officers and key employees to manage changing business conditions, to integrate Newmont and Goldcorp, to implement a new business strategy and to improve our operational and financial controls and reporting systems.

We may not realize the anticipated benefits of the Newmont Goldcorp Transaction and the integration of Goldcorp and Newmont may not occur as planned.

        The Newmont Goldcorp Transaction has been agreed with the expectation that its completion will result in an increase in sustained profitability, cost savings and enhanced growth opportunities for Newmont. These anticipated benefits will depend in part on whether Goldcorp's and Newmont's operations can be integrated in an efficient and effective manner. The on-going integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies which may be geographically separated, anticipated and unanticipated liabilities, unanticipated costs (including substantial capital expenditures required by the integration) and the loss of key employees.

        The performance of operations could be adversely affected if, among other things, Newmont is not able to achieve the anticipated savings and synergies expected to be realized in entering the Newmont Goldcorp Transaction, or retain key employees to assist in the integration and operation of Goldcorp and Newmont. The integration of Newmont and Goldcorp may pose special risks, including one-time write-offs, restructuring charges and unanticipated costs. In addition, the integration process could result in diversion of the attention of management and disruption of existing relationships with suppliers, employees, customers and other constituencies of Newmont. Although Newmont and its advisors have conducted due diligence on the operations of Goldcorp, there can be no guarantee that Newmont is aware of any and all liabilities of Goldcorp. For example, the compliance mechanisms and monitoring programs adopted and implemented by Goldcorp prior to the Newmont Goldcorp Transaction may not adequately prevent or detect possible violations of environmental, health and safety, taxes, employment, labor standards, money laundering, terrorist financing and other applicable laws and failure by Goldcorp to comply with any of the foregoing legislation prior to the Newmont Goldcorp Transaction could result in severe criminal or civil sanctions and may subject Newmont to other liabilities, including fines, prosecution and reputational damage, all of which could have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of Newmont. As a result of these factors, it is possible that certain benefits expected from the Newmont Goldcorp Transaction may not be realized.

Goldcorp's public filings were subject to Canadian disclosure standards, which differ from SEC disclosure requirements.

        Prior to the Newmont Goldcorp Transaction, Goldcorp's mineral reserves and mineral resource estimates were prepared in accordance with the disclosure standards of National Instrument 43-101—Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining and Metallurgy Classification system under Canadian securities laws, which differ from the requirements of United States securities laws.

        Industry Guide 7 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions. For example, the terms "Mineral Reserve," "Proven Mineral Reserve" and "Probable Mineral Reserve" are Canadian mining terms as defined in NI 43-101, and these definitions differ from the definitions in Industry Guide 7. The terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed in accordance with NI 43-101, but these terms are not defined terms under Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC.

        "Inferred mineral resources" under NI 43-101 have a great amount of uncertainty as to the existence of such resources and their economic and legal feasibility. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. By contrast, under Industry Guide 7 standards, a "final" or "bankable" feasibility study is typically required to report reserves or cash flow analysis to designate reserves. Further, under Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Expectations regarding the combined mineral reserves and mineralized material of Newmont and Goldcorp following the closing of the Newmont Goldcorp Transaction remain subject to adjustment, pending continuing review of Goldcorp's mineral reserves in accordance with SEC Industry Guide 7 standards. In 2018, the SEC adopted amendments to the disclosure requirements for mining registrants. Under these new rules, SEC Industry Guide 7 will be rescinded and replaced with the disclosure standards under new Regulation S-K Subpart 1300. SEC Industry Guide 7 remains in effect, subject to a two-year transition period. Newmont will be required to comply with the new rules for fiscal years 2021 and after. Accordingly, future adjustment may also occur due to the differing standards under the new requirements.

        Additionally, the prior Goldcorp estimates of mineral reserves and mineralized material are subject to uncertainty and were based upon certain price, cost and modeling assumptions, interpretations of geologic data obtained from drill holes and other exploration techniques. Such assumptions may prove to be incorrect and geologic data may not necessarily be indicative of future results. In addition, the basis for those determinations may differ from Newmont's standards. For example, the Company's standards for drill spacing required to estimate mineral resources at various confidence levels may differ from those of Goldcorp's prior to the Newmont Goldcorp Transaction. As a result, future adjustment may also occur due to differing standards, required study levels, price assumptions, future divestments and acquisitions and other factors. Pending completion of our ongoing review of Goldcorp's mineral reserves and mineralized material in accordance with SEC Industry Guide 7 standards, no assurance can be given that Goldcorp's estimates of its mineral reserves and mineralized material will not differ significantly from our estimates and if a potential reclassification of Goldcorp's mineral reserves and mineralized material is necessary, our business, prospects, results of operations and financial position may be materially impaired. See also the risk factor titled "Risks Related to Our Business—Estimates of proven and probable reserves and mineralized material are uncertain and the volume and grade of ore actually recovered may vary from our estimates."

Risks Related to the Notes

The notes and the guarantee will be effectively subordinated to all of our existing and future secured debt and to all existing and future liabilities of our subsidiaries other than Newmont USA Limited, which may affect your ability to receive payments on the notes.

        The notes will be general unsecured obligations of Newmont and only one of our subsidiaries, Newmont USA Limited, initially will guarantee our obligations under the notes. At June 30, 2019, Newmont USA Limited had approximately $5.8 billion of consolidated indebtedness, which consisted of guarantees of indebtedness of Newmont. The guarantee of Newmont USA Limited will be released if Newmont USA Limited ceases to guarantee more than $75 million of other debt of Newmont. As of June 30, 2019, Newmont USA Limited guaranteed $600 million of other debt of Newmont that did not contain a similar fall-away provision. See "Description of Debt Securities—Subsidiary Guarantees of Newmont USA Limited" in the accompanying prospectus. None of our other subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to claims of our secured creditors as well as structurally subordinated to the liabilities of our non-guarantor subsidiaries, and the subsidiary guarantee will be effectively subordinated to the claims of the secured creditors of Newmont USA Limited. We currently conduct a significant portion of our operations through our subsidiaries and our subsidiaries have significant liabilities. At June 30, 2019, our non-guarantor subsidiaries had $6,779 million of total liabilities (including trade payables, but excluding intercompany debt and reclamation and remediation liabilities), which would have been structurally senior to the notes. Our cash flow and our ability to service our debt, including the notes, therefore partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.

        Our subsidiaries are separate and distinct legal entities. Except for Newmont USA Limited, our subsidiaries will have no obligation to pay any amounts due on the notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

        Our right to receive any assets of any of our non-guarantor subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and preferred stockholders, if any. The notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

        In addition, the notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes are effectively subordinated to any secured debt we or our subsidiaries may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes.

The notes do not contain restrictive covenants and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the notes.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the incurrence of unsecured indebtedness, the payments of dividends, which are currently determined in accordance with our policy based upon the average realized gold price for the preceding quarter, or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.

        Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

An active trading market for the notes may not develop.

        The notes are a new issue of securities for which there is currently no public market. Any trading of the notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our shares of common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

        The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If any or all of the underwriters cease to act as market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

        The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

We may be unable to purchase the notes upon a Change of Control Repurchase Event.

        If we experience a change of control and the notes experience a specified credit rating decline, we will be required to offer to purchase the notes for cash at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase in order to avoid an event of default under the indenture. See "Description of Notes—Change of Control Repurchase Event." A change of control may also require us to purchase certain of our other indebtedness and give rise to the early termination of our primary bank credit facility. In the event of a change of control and, in certain prescribed circumstances a specified credit rating decline relating to our debt, we may not have sufficient funds to purchase all of the affected indebtedness and to repay the amounts owing under our primary bank credit facility.

The notes may receive a lower rating than anticipated.

        If one or more rating agencies assign the notes a rating lower than the rating expected by investors, or reduce their rating in the future, the market price of the notes would be harmed.

The subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on the subsidiary guarantor to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

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  was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        A guarantee may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the subsidiary guarantee with respect to the notes, the holders of the notes would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

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  it could not pay its debts as they became due.

        The subsidiary guarantee for the notes will contain a provision intended to limit the subsidiary guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under the subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

SUMMARY OF SIGNIFICANT IFRS TO U.S. GAAP DIFFERENCES

        The financial information of Goldcorp incorporated by reference into this prospectus supplement has been prepared and presented in accordance with International Financial Reporting Standards (as issued by the International Accounting Standards Board) ("IFRS"). Certain differences exist between IFRS and accounting principles generally accepted in the United States ("U.S. GAAP"), which might be material to the financial information incorporated by reference into this prospectus supplement.

        The principal differences between U.S. GAAP and IFRS which might be material in the preparation of Goldcorp's consolidated financial statements are described below. The following summary does not include all differences that exist between IFRS and U.S. GAAP and is not intended to provide a comprehensive listing of all such differences specifically related to Newmont, Goldcorp or the industry in which we operate.

        The differences described below reflect only those differences in accounting policies in force at the time of the preparation of the historical financial information of Goldcorp. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.

Impairment of Long-Lived Assets

        Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under U.S. GAAP, the asset group is first tested for recoverability by determining if its carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined to not be recoverable, an impairment expense is recorded for the excess of the asset group's carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.

        Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of the cash generating unit carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.

Mine Development and Stripping Costs

        Under U.S. GAAP, mine development costs and costs of removing overburden and waste materials to access the ore body prior to the production phase, referred to as pre-stripping costs, are capitalized once mineralization is classified as proven and probable reserves. Stripping costs incurred during the production phase of a mine are variable production costs that are included as a component of inventory and are recognized in costs applicable to sales in the same period as the revenue from the sale of inventory. Under IFRS, mine development costs and pre-stripping costs incurred prior to the production stage of a mining property are capitalized before mineralization is classified as proven and probable reserves. In addition, certain stripping costs continue to be capitalized after the production phase of a mine is achieved when the current strip ratio exceeds the estimated life of mine strip ratio.

Depreciation and Amortization

        Under U.S. GAAP, certain mine development costs are amortized using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves. Under IFRS, certain mine development costs are also amortized using the units-of-production method, but based on estimated recoverable ounces contained in proven and probable reserves and a portion of resources, when it is considered highly probable that resources will be economically extracted.

Reclamation and Remediation Liabilities

        Under U.S. GAAP, the initial recognition of an asset retirement obligation is based on the fair value of the reclamation and remediation liability, generally utilizing a present value technique to estimate the liability and discounted at a credit-adjusted risk-free interest rate. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

        Under IFRS, initial recognition of reclamation and remediation liability is generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate is re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

Joint Arrangements

        Under U.S. GAAP, a joint venture is defined as an entity whose operations and activities are jointly controlled by its equity investors. Joint ventures are accounted for using the equity method of accounting. Proportionate consolidation is used in the oil and gas and mining and extractive industries, when working interest owners join together in the development and operation of a jointly-owned or unitized property outside a separate legal entity pursuant to a written agreement.

        IFRS addresses two types of joint arrangements: (1) joint operations and (2) joint ventures, both distinguished by the rights and obligations of the parties involved. In a joint operation, an entity has rights to the underlying assets and obligations for the liabilities of the arrangement and recognizes its share of the assets, liabilities, revenues, and expenses arising from its interest. In a joint venture, the equity method of accounting is used and requires the use of a separate legal entity. Unlike U.S. GAAP, the existence of a separate legal entity is not sufficient evidence to conclude that an arrangement is a joint venture.

Income Taxes

        Under U.S. GAAP, deferred taxes are recognized for temporary differences arising from the initial recognition of assets acquired or liabilities assumed. Under IFRS, deferred income taxes are not recognized for temporary differences arising from the initial recognition of an asset or liability in a transaction that (i) is not a business combination, and (ii) affects neither accounting nor taxable profit.

        U.S. GAAP prohibits recognition of deferred tax consequences for differences that arise from changes in exchange rates or indexing for tax purposes for those foreign subsidiaries that are required to use historical rates to remeasure nonmonetary assets and liabilities from the local currency into the functional currency. Under IFRS, deferred tax assets or liabilities are recognized for temporary differences related to nonmonetary assets or liabilities that are remeasured from the local currency into the functional currency for book purposes using historical exchange rates, but are reported in local currency for tax purposes using current exchange rates.

Marketable Equity Securities

        U.S. GAAP requires investments in equity securities to be measured at fair value, with changes in fair value recognized in net income, unless equity securities do not have a readily determinable fair value. Under IFRS, equity securities designated as fair value through other comprehensive income are carried at fair value and changes in fair value are recognized in other comprehensive income, which is not subsequently charged to earnings.

Pre-production Sales

        Under U.S. GAAP, proceeds from the sale of pre-production metal produced during commissioning of a processing facility are credited to other income, net of operating costs. However, sales of metal produced during the development phase of a mine where there is already an existing processing facility are recorded within sales and costs applicable to sales. Under IFRS, proceeds from the sale of metal produced during the development phase of a mine are offset against capitalized asset costs, net of allocated operating costs.

Fixed Price Sales Contract

        Under U.S. GAAP, the upfront cash payment received upon entering into an off-market fixed price sales contract to deliver metal from future production (i.e., a metal streaming contract) is recognized as a financing transaction, through recognition of a liability for the future metal delivery performance obligation. Under IFRS, the upfront cash payment received upon entering into a metal streaming contract is recognized as an offset to property, plant and mine development. The payment received is indirectly recognized in the statement of earnings through a reduction of depreciation and amortization expense over the term of the contract.

Leases

        As of January 1, 2019, both US GAAP and IFRS required adoption of ASC 842, Leases and IFRS 16, Leases, respectively. There are several notable differences between the two standards that impact accounting after January 1, 2019.

        U.S. GAAP follows a dual model approach for lease classification, with leases being classified as operating or finance leases for lessees, which impacts the pattern of expense recognition associated with the lease. In addition, US GAAP provides for a short-term lease (less than or equal to 12 months) exemption, pursuant to which short-term leases are not required to be reported on the statement of financial position.

        Under IFRS, lessees account for all their leases under one accounting model, which is effectively equivalent to that of a finance lease under U.S. GAAP. In addition to the short term lease exemption, IFRS allows additional exemption relating to low-value assets (assets less than or equal to $5,000) that do not require reporting on the statement of financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

        On April 18, 2019 (the "acquisition date"), pursuant to the Arrangement Agreement, Newmont completed the acquisition of Goldcorp (the "Arrangement"). Under the terms of the Arrangement Agreement, Newmont acquired all outstanding common shares of Goldcorp in a primarily stock transaction for total cash and non-cash consideration of $9,456 million (the "consideration").

        The unaudited pro forma condensed consolidated combined statements of operations ("unaudited pro forma statements of operations") for the year ended December 31, 2018 and six months ended June 30, 2019, combine the historical annual audited consolidated statement of operations of Newmont for the year ended December 31, 2018, as well as the interim unaudited condensed consolidated statement of operations of Newmont for the six months ended June 30, 2019, with the respective historical annual audited consolidated statement of earnings of Goldcorp for the year ended December 31, 2018 and interim unaudited condensed consolidated statement of earnings of Goldcorp for the quarter ended March 31, 2019 and available financial information of Goldcorp for the 17 days ended April 17, 2019, as if the Arrangement had occurred on January 1, 2018. The unaudited pro forma statements of operations are intended to provide you with the information about how the Arrangement might have affected Newmont's historical consolidated statements of operations.

        The unaudited pro forma statements of operations have been developed from and should be read in conjunction with:

  •
  the accompanying notes to the unaudited pro forma statement of operations;

  •
  the historical annual audited consolidated financial statements of Newmont for the year ended December 31, 2018 included in Newmont's Annual Report on Form 10-K, filed with the SEC on February 21, 2019, and the interim unaudited condensed consolidated financial statements of Newmont for the six months ended June 30, 2019, included in Newmont's Quarterly Report on Form 10-Q, filed with the SEC on July 25, 2019;

  •
  the historical annual audited consolidated financial statements of Goldcorp for the year ended December 31, 2018, as filed in Goldcorp's Annual Report on Form 40-F, filed with the SEC on March 28, 2019, the interim unaudited condensed consolidated financial statements of Goldcorp for the quarter ended March 31, 2019, and available financial information for the 17 days ended April 17, 2019; and

  •
  other information relating to Newmont and Goldcorp contained in or incorporated by reference into this document. See section titled "Incorporation of Certain Information by Reference."

        The unaudited pro forma statements of operations are presented using the acquisition method of accounting, with Newmont as the acquirer of Goldcorp. Under the acquisition method of accounting, the purchase price is allocated to the underlying Goldcorp tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill.

        The unaudited pro forma statements of operations are presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC and is not necessarily indicative of the results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future operating results of the combined company. The pro forma statements of operations also do not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement, and, accordingly, do not attempt to predict or suggest future results.

        The unaudited pro forma statements of operations do not give effect to the Nevada Joint Venture to operate and manage certain mining operations and assets located in Nevada and included in our Nevada reportable segment and certain of Barrick's Nevada mining operations and assets. Newmont believes that the Nevada Joint Venture is not material to understanding the combination with Goldcorp and is not directly attributable to the combination with Goldcorp.

Newmont Goldcorp Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2019

in millions (USD), except per share data	Six Months Ended June 30, 2019 Historical Newmont(1)	Three Months Ended March 31, 2019 Reclassified Historical Goldcorp (Note 2)	17 days ended April 17, 2019 Reclassified Historical Goldcorp (Note 2)	IFRS to U.S. GAAP Adjustments (Note 3)(2)	(Note)	Purchase Accounting and Other Pro Forma Adjustments (Note 4)(2)	(Note)	Pro Forma Combined	(Note)
Sales	$4,060	$697	$31	$(21)	3(i)(j)	$21	4(e)	$4,788
Costs and expenses:
Costs applicable to sales	2,344	463	32	2	3(b)(i)	—		2,841
Depreciation and amortization	799	207	16	32	3(c)(j)	(35)	4(b)(f)	1,019
Reclamation and remediation	103	8	1	—		1	4(c)	113
Exploration	110	15	3	—		—		128
Advanced projects, research and development	59	2	1	—		—		62
General and administrative	140	38	5	—		—		183
Other expense, net	205	9	34	—		(202)	4(d)	46

	3,760	742	92	34		(236)		4,392

Other income (expense):
Other income, net	135	(21)	(8)	(11)	3(g)	—		95
Interest expense, net of capitalized interest	(140)	(49)	(9)	—		12	4(a)(f)	(186)

	(5)	(70)	(17)	(11)		12		(91)

Income (loss) before income and mining tax and other items	295	(115)	(78)	(66)		269		305
Income and mining tax benefit (expense)	(145)	(6)	(3)	20	3(b)(c)(f)	(92)	4(g)	(226)
Equity income (loss) of affiliates	21	18	(10)	(1)	3(b)	6	4(b)	34

Net income (loss) from continuing operations	171	(103)	(91)	(47)		183		113

Net loss (income) from continuing operations attributable to noncontrolling interests	(57)	—	—	—		—		(57)

Net income (loss) from continuing operations attributable to Newmont Goldcorp stockholders	$114	$(103)	$(91)	$(47)		$183		$56

Basic earnings per common share attributable to Newmont Goldcorp stockholders	$0.18							$0.07	4(k)
Diluted earnings per common share attributable to Newmont Goldcorp stockholders	$0.18							$0.07	4(k)

(1)
Newmont results include post-acquisition results presented on a U.S. GAAP basis

(2)
Includes adjustments for the pre-combination period for the three months and 17 days ended April 17, 2019

Newmont Goldcorp Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

in millions (USD), except per share data	Historical Newmont	Reclassified Historical Goldcorp (Note 2)	IFRS to U.S. GAAP Adjustments (Note 3)	(Note)	Purchase Accounting and Other Pro Forma Adjustments (Note 4)	(Note)	Pro Forma Combined	(Note)
Sales	$7,253	$3,032	$(53)	3(i)(j)	$82	4(e)	$10,314
Costs and expenses:
Costs applicable to sales	4,093	1,769	(49)	3(b)(i)	—		5,813
Depreciation and amortization	1,215	983	140	3(c)(j)	(319)	4(b)(f)	2,019
Reclamation and remediation	163	47	—		7	4(c)	217
Exploration	197	43	—		—		240
Advanced projects, research and development	153	43	—		—		196
General and administrative	244	131	—		—		375
Impairment of long-lived assets	369	4,727	(787)	3(a)	—		4,309
Other expense, net	29	—	—		—		29

	6,463	7,743	(696)		(312)		13,198

Other income (expense):
Other income, net	155	(10)	(106)	3(g)	—		39
Interest expense, net of capitalized interest	(207)	(123)	—		28	4(a)(f)	(302)

	(52)	(133)	(106)		28		(263)

Income (loss) before income and mining tax and other items	738	(4,844)	537		422		(3,147)
Income and mining tax benefit (expense)	(386)	612	145	3(a)(b)(c)(f)	(144)	4(g)	227
Equity income (loss) of affiliates	(33)	83	(10)	3(b)	21	4(b)	61

Net income (loss) from continuing operations	319	(4,149)	672		299		(2,859)

Net loss (income) from continuing operations attributable to noncontrolling interests	(39)	—	—		—		(39)

Net income (loss) from continuing operations attributable to Newmont Goldcorp stockholders	$280	$(4,149)	$672		$299		$(2,898)

Basic earnings per common share attributable to Newmont Goldcorp stockholders	$0.53						$(3.54)	4(k)
Diluted earnings per common share attributable to Newmont Goldcorp stockholders	$0.53						$(3.54)	4(k)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS

1. Basis of Presentation

        The accompanying unaudited pro forma statements of operations of Newmont Goldcorp are based on the historical annual audited consolidated financial statements and interim unaudited condensed consolidated financial statements of Newmont and historical annual audited consolidated financial statements, interim unaudited condensed consolidated financial statements and available financial information of Goldcorp after giving effect to the Arrangement, and pro forma adjustments as described in these notes. Pro forma adjustments have been included only to the extent they are (i) directly attributable to the Arrangement, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results. The unaudited pro forma statements of operations do not reflect non-recurring expenses directly attributable to the Arrangement, including fees to banks, attorneys, accountants and other professional advisors, and other transaction-related costs. The unaudited pro forma statements of operations give effect to the Arrangement as if it had occurred on January 1, 2018.

        The historical annual audited consolidated financial statements and interim unaudited condensed consolidated financial statements of Newmont are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and are shown in U.S. dollars. The historical annual audited consolidated financial statements, interim unaudited condensed consolidated financial statements and available financial information of Goldcorp are prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"), and are shown in U.S. dollars.

        The Arrangement is accounted for using the acquisition method of accounting, which requires an allocation of the purchase price to the net assets acquired and liabilities assumed, based on their fair values as of the date of the Arrangement. As of the date of this prospectus supplement, the purchase price allocation is preliminary and final allocation will be determined after the final valuation of Goldcorp's net assets acquired is completed. A preliminary determination of the fair value of Goldcorp's assets and liabilities, including property, plant and mine development, is based on the property, plant and mine development of Goldcorp that existed as of the closing date of the Arrangement. The value of the consideration paid by Newmont for the Arrangement is determined based on the closing price of Newmont's common stock on April 18, 2019. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma statements of operations presented herein. Newmont has estimated the fair value of Goldcorp's assets and liabilities based on discussions with Goldcorp's management, preliminary valuation studies, due diligence and information presented in Goldcorp's filings with the SEC. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

2. Goldcorp Historical Financial Statements

        Goldcorp historical balances were derived from Goldcorp's historical annual audited consolidated financial statements for the year ended December 31, 2018, as well as Goldcorp's interim unaudited condensed consolidated financial statements for the quarter ended March 31, 2019 and Goldcorp's available financial information for the 17 days ended April 17, 2019, and are presented under IFRS and are in U.S. dollars. The historical annual and interim balances reflect certain reclassifications of

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

2. Goldcorp Historical Financial Statements (Continued)

Goldcorp's consolidated statement of (loss) earnings categories to conform to Newmont's presentation in its historical annual audited consolidated statement of operations and its interim unaudited condensed consolidated statements of operations.

        The reclassifications are summarized below:

Goldcorp Financial Statement Line	Goldcorp for the 17 Days Ended April 17, 2019	Reclassifications	Goldcorp Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Income Statement for the 17 days ended April 17, 2019
Revenues	$31	$—	$31	Sales
Mine operating costs—Production costs	(32)	—	(32)	Costs applicable to sales
Mine operating costs—Depreciation and depletion	(16)	—	(16)	Depreciation and amortization
	—	(1)	(1)	Reclamation and remediation
Exploration, evaluation and project costs	(4)	1	(3)	Exploration
	—	(1)	(1)	Advanced projects, research and development
Share of net earnings related to associates and joint venture	(10)	—	(10)	Equity income (loss) of affiliates
Corporate administration	(5)	—	(5)	General and administrative
	—	(34)	(34)	Other expense, net
Finance costs	(10)	1	(9)	Interest expense, net of capitalized interest
Other (expense) income, net	(42)	34	(8)	Other income, net
Income tax recovery	(3)	—	(3)	Income and mining tax benefit

Net loss from continuing operations	$(91)	$—	$(91)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

2. Goldcorp Historical Financial Statements (Continued)

Goldcorp Financial Statement Line	Goldcorp for the Three Months Ended March 31, 2019	Reclassifications	Goldcorp Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Income Statement for the three months ended March 31, 2019
Revenues	$697	$—	$697	Sales
Mine operating costs—Production costs	(464)	1	(463)	Costs applicable to sales
Mine operating costs—Depreciation and depletion	(207)	—	(207)	Depreciation and amortization
	—	(8)	(8)	Reclamation and remediation
Exploration, evaluation and project costs	(17)	2	(15)	Exploration
	—	(2)	(2)	Advanced projects, research and development
Share of net earnings related to associates and joint venture	18	—	18	Equity income (loss) of affiliates
Corporate administration	(38)	—	(38)	General and administrative
Gain on disposition of mining interest, net of transaction costs	(6)	(3)	(9)	Other expense, net
Finance costs	(56)	7	(49)	Interest expense, net of capitalized interest
Other (expense) income, net	(24)	3	(21)	Other income, net
Income tax recovery	(6)	—	(6)	Income and mining tax benefit

Net loss from continuing operations	$(103)	$—	$(103)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

2. Goldcorp Historical Financial Statements (Continued)

Goldcorp Financial Statement Line	Goldcorp for the Year Ended December 31, 2018	Reclassifications	Goldcorp Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Income Statement for the year ended December 31, 2018
Revenues	$3,032	$—	$3,032	Sales
Mine operating costs—Production costs	(1,794)	25	(1,769)	Costs applicable to sales
Mine operating costs—Depreciation and depletion	(983)	—	(983)	Depreciation and amortization
	—	(47)	(47)	Reclamation and remediation
Exploration, evaluation and project costs	(86)	43	(43)	Exploration
	—	(43)	(43)	Advanced projects, research and development
Share of net earnings related to associates and joint venture	83	—	83	Equity income (loss) of affiliates
Impairment of mining interest, net	(4,727)	—	(4,727)	Impairment of long-lived assets
Corporate administration	(131)	—	(131)	General and administrative
Finance costs	(145)	22	(123)	Interest expense, net of capitalized interest
Other (expense) income, net	(10)	—	(10)	Other income, net
Income tax recovery	612	—	612	Income and mining tax benefit

Net loss from continuing operations	$(4,149)	$—	$(4,149)

3. IFRS to U.S. GAAP Adjustments

        IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect Goldcorp's historical annual audited consolidated statement of earnings, interim unaudited condensed consolidated statement of earnings, and available financial information for the 17 days ended April 17, 2019 on a U.S. GAAP basis for purposes of the unaudited pro forma statements of operations. In addition, the material adjustments have been made to align Goldcorp's historical significant accounting policies under IFRS to Newmont's significant accounting policies under U.S. GAAP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

3. IFRS to U.S. GAAP Adjustments (Continued)

a)    Impairment of Long-Lived Assets

        Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under U.S. GAAP, the asset group is first tested for recoverability by determining if its carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined to not be recoverable, an impairment expense is recorded for the excess of the asset group's carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.

        Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of the cash generating unit carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.

        The following table reflects the reversal of impairment expense recognized by Goldcorp under IFRS, after adjusting the carrying value of the property, plant and mine development for (i) the impact of excluding resources from recoverable ounces in units-of-production based depreciation expense, (ii) reversing previous impairment expense recognized by Goldcorp, net of previous IFRS impairment expense reversals, (iii) reversing mine development and stripping costs capitalized by Goldcorp, as outlined in Note 3(b), and (iv) reversing proceeds from the sale of pre-production metal, net of operating costs, which were deducted against Property, plant, and mine development, net, as outlined in Note 3(h), that would not be recognized under U.S. GAAP.

(in millions)	For the 17 days ended April 17, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Statement of Operations
Decrease to impairment of long-lived assets	$—	$—	$(787)
Decrease to income and mining tax benefit (expense)	$—	$—	$(150)

b)    Mine Development and Stripping Costs

        Under U.S. GAAP, Newmont capitalizes mine development costs, including the initial costs to remove overburden and waste in order to access the main ore body and before the production phase of the mine is achieved. After the production phase of a mine is achieved, stripping costs are included as variable production costs of stockpiles and ore on leach pads. Under IFRS, Goldcorp capitalizes mine development costs, including stripping costs to remove overburden and waste to access the main ore body, and in addition, Goldcorp continues to capitalize certain stripping costs after the production phase of a mine is achieved when the current strip ratio exceeds the estimated life of mine strip ratio.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

3. IFRS to U.S. GAAP Adjustments (Continued)

        The following table reflects the reversal of mine development and stripping costs capitalized by Goldcorp for its consolidated subsidiaries and equity method investees, before mineralization is classified as proven and probable reserves and after the production phase of a mine is achieved, net of depreciation and amortization.

(in millions)	For the 17 days ended April 17, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Statement of Operations
Increase to cost applicable to sales	$—	$27	$17
Increase to income and mining tax benefit (expense)	—	9	6
Increase (decrease) to equity income (loss) of affiliates	$—	$(1)	$(10)

c)    Depreciation and Amortization

        Under U.S. GAAP, Newmont's policy is to amortize certain mine development costs using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves. Under IFRS, Goldcorp includes estimated recoverable ounces contained in proven and probable reserves and a portion of resources, when it is considered highly probable that resources will be economically extracted.

        The following table reflects the impact of excluding resources from recoverable ounces in units-of-production based depreciation expense calculations.

(in millions)	For the 17 days ended April 17, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Statement of Operations
Increase to depreciation and amortization	$3	$25	$127
Increase to income and mining tax benefit (expense)	$1	$9	$47

d)    Reclamation and Remediation Liabilities

        Under U.S. GAAP, the initial recognition of the asset retirement obligations is based on the fair value of the reclamation and remediation liability, generally utilizing a present value technique to estimate the liability and discounted at a credit-adjusted risk-free interest rate. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

        Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate is re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

3. IFRS to U.S. GAAP Adjustments (Continued)

        The unaudited pro forma statement of operations does not reflect the impact of converting Goldcorp's reclamation and remediation liabilities, capitalized asset retirement costs, and related reclamation and remediation expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit adjusted risk free rates. In addition, the impact of converting reclamation and remediation liabilities from IFRS to U.S. GAAP is not meaningful because, under the acquisition method of accounting, reclamation and remediation liabilities are recorded at fair value as of the closing date of the Arrangement. Therefore, Newmont has reflected the adjustment to recognize Reclamation and remediation liabilities, and related capitalized asset retirement costs, at their estimated fair value on the Arrangement closing date. Refer to Note 4(c) below for additional information.

e)    Joint Arrangements—Norte Abierto Project

        Under U.S. GAAP, a joint venture is defined as an entity whose operations and activities are jointly controlled by its equity investors. Joint ventures are accounted for using the equity method of accounting. Proportionate consolidation is used in the oil and gas and mining and extractive industries, when working interest owners join together in the development and operation of a jointly-owned or unitized property outside a separate legal entity pursuant to a written agreement.

        IFRS addresses two types of joint arrangements: (1) joint operations and (2) joint ventures, both distinguished by the rights and obligations of the parties involved. In a joint operation, an entity has rights to the underlying assets and obligations for the liabilities of the arrangement and recognizes its share of the assets, liabilities, revenues, and expenses arising from its interest. In a joint venture, the equity method of accounting is used and requires the use of a separate legal entity. Unlike U.S. GAAP, the existence of a separate legal entity is not sufficient evidence to conclude that an arrangement is a joint venture.

        The impact to Equity income (loss) of affiliates in the unaudited pro forma statements of operations for the 17 days ended April 17, 2019, three months ended March 31, 2019 and the year ended December 31, 2018 is not material.

f)    Income Taxes

        U.S. GAAP prohibits recognition of deferred tax consequences for differences that arise from changes in exchange rates or indexing for tax purposes for those foreign subsidiaries that are required to use historical rates to remeasure nonmonetary assets and liabilities from the local currency into the functional currency. Under IFRS, deferred tax assets or liabilities are recognized for temporary differences related to nonmonetary assets or liabilities that are remeasured from the local currency into the functional currency for book purposes using historical exchange rates, but are reported in local currency for tax purposes using current exchange rates. The impact of reversing deferred taxes on foreign nonmonetary liabilities resulted in an increase to Income and mining tax benefit (expense) of $-, $1 million and $242 million for the 17 days ended April 17, 2019, three months ended March 31, 2019 and year ended December 31, 2018, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

3. IFRS to U.S. GAAP Adjustments (Continued)

g)    Marketable Equity Securities

        U.S. GAAP requires investments in equity securities to be measured at fair value, with changes in fair value recognized in net income, unless equity securities do not have a readily determinable fair value. Under IFRS, equity securities designated as fair value through other comprehensive income ("FVTOCI") are carried at fair value and changes in fair value are recognized in other comprehensive income, which is not subsequently charged to earnings.

        This adjustment reflects the reversal of gains and losses recorded by Goldcorp for marketable equity securities classified as FVTOCI from Other comprehensive income into Other income of $12 million, $1 million and $106 million for the 17 days ended April 17, 2019, three months ended March 31, 2019 and the year ended December 31, 2018, respectively.

h)    Pre-production Sales

        Under U.S. GAAP, proceeds from the sale of pre-production metal produced during commissioning of a processing facility are credited to other income, net of operating costs. However, sales of metal produced during the development phase of a mine where there is already an existing processing facility are recorded within sales and costs applicable to sales. Under IFRS, proceeds from the sale of metal produced during the development phase of a mine are offset against capitalized asset costs, net of allocated operating costs. The impact to Sales in the unaudited pro forma statements of operations for the 17 days ended April 17, 2019, three months ended March 31, 2019 and the year ended December 31, 2018 is not material.

i)    By-Product versus Co-Product Revenue Accounting

        Under Newmont's accounting policy, a metal is considered a by-product when sales represent less than 10% to 20% of the total sales from all metals on a life-of-mine basis and revenue from by-product metal sales is recognized as a reduction to cost applicable to sales. Goldcorp's accounting policy is to recognize proceeds from sales of all metals in sales.

        The following table reflects the impact of reversing sales for certain metals that are considered by-products metals for the 17 days ended April 17, 2019, three months ended March 31, 2019 and the year ended December 31, 2018.

(in millions)	For the 17 days ended April 17, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Statement of Operations
Decrease to sales	$(4)	$(21)	$(66)
Decrease to cost applicable to sales	$(4)	$(21)	$(66)

j)    Fixed Price Sales Contract

        Under U.S. GAAP, the upfront cash payment received upon entering into an off-market fixed price sales contract to deliver metal from future production (i.e., a metal streaming contract) is recognized as a financing transaction, through recognition of a deferred revenue liability for the future metal delivery performance obligation. Under IFRS, upfront cash payment received upon entering into a metal

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

3. IFRS to U.S. GAAP Adjustments (Continued)

streaming contract is recognized as an offset to property, plant and mine development. The payment received is indirectly recognized in the statement of earnings through a reduction of depreciation and amortization expense over the term of the contract.

        The following table reflects the impact of reversing Depreciation and amortization expense and the impact to Sales in the pro forma statement of operations for the 17 days ended April 17, 2019, three months ended March 31, 2019 and the year ended December 31, 2018.

(in millions)	For the 17 days ended April 17, 2019	For the three months ended March 31, 2019	For the year ended December 31, 2018
Condensed Statement of Operations
Increase to sales	$—	$4	$13
Increase to depreciation and amortization	$—	$4	$13

k)    Leases

        As of January 1, 2019, Newmont and Goldcorp adopted ASC 842, Leases and IFRS 16, Leases, respectively. While IFRS and US GAAP requirements under ASC 840 and IAS 17 were similar for lessees prior to the transition date, January 1, 2019, there are several notable differences between the two standards that will impact accounting after the transition date. U.S. GAAP follows finance lease and operating lease models for lessees, which impacts the pattern of expense recognition associated with the lease. Under IFRS, lessees account for all their leases under one accounting model, which is effectively equivalent to that of a finance lease under U.S. GAAP. The impact to the unaudited pro forma statements of operations for the 17 days ended April 17, 2019 and three months ended March 31, 2019 is not material. There is no impact to the unaudited pro forma statement of operations for the year ended December 31, 2018 since both Newmont and Goldcorp followed ASC 840 and IAS 17, respectively, through to December 31, 2018.

4. Purchase Accounting and Other Adjustments

        The following adjustments have been made to the unaudited pro forma statements of operations to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma statements of operations of the combined company. At this time, Newmont is not aware of any additional arrangement-related adjustments that would have a material impact on the unaudited pro forma statements of operations that are not reflected or disclosed in the pro forma adjustments.

a)    Interest Expense

        Interest expense, net of capitalized interest for the 17 days ended April 17, 2019, three months ended March 31, 2019 and the year ended December 31, 2018 decreased by $2 million, $11 million and $31 million, respectively, as a result of the repayment of Goldcorp's $400 million term loan and the repayment of $850 million drawn on Goldcorp's $3 billion revolving credit facility as of April 17, 2019.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

4. Purchase Accounting and Other Adjustments (Continued)

b)    Depreciation and Amortization and Equity Income

        The adjustments to reflect the fair value estimate of property, plant, and mine development and equity method investments resulted in a related increase (decrease) to Depreciation and amortization of $(3) million, $(34) million and $(327) million and increase to Equity income (loss) of affiliates of $1 million, $5 million and $21 million for the 17 day period ended April 17, 2019, three months ended March 31, 2019 and for the year ended December 31, 2018, respectively.

c)    Reclamation and Remediation Liabilities

        Reclamation and remediation liabilities increased by $17 million to reflect the fair value estimate of asset retirement obligations, resulting in a related increase to Reclamation and remediation expense for the 17 day period ended April 17, 2019, three months ended March 31, 2019 and the year ended December 31, 2018 of $- million, $1 million and $7 million, respectively.

d)    Other Expenses

        Transaction expenses for banking, accounting, legal and other professional fees associated with the arrangement of $148 million and $54 million for the 17 day period ended April 17, 2019 and three months ended March 31, 2019, respectively, have been excluded from the unaudited pro forma statements of operations as they are non-recurring charges directly attributable to the arrangement.

e)    Other Current Liabilities and Silver Streaming Agreement

        As discussed in Note 3(j), as a result of the adjustments to reflect the incremental fair value of liabilities relating to metal streaming contract, Sales increased by $- million, $21 million and $82 million as a result of the amortization of the increased liabilities for the 17 day period ended April 17, 2019, three months ended March 31, 2019 and year ended December 31, 2018, respectively.

f)    Lease and Other Financing Obligations

        The adjustments to recognize Goldcorp's finance lease obligations at fair value and alignment of the election of practical expedients adopted by Newmont and the related aggregate impact to Depreciation and amortization and Interest expense, net of capitalized interest in the unaudited pro forma statements of operations for the 17 day period ended April 17, 2019, three months ended March 31, 2019 and year ended December 31, 2018, respectively, is not material.

g)    Income Taxes

        The estimated income and mining tax expense impact of the pro forma adjustments (except for net adjustments to interest expense) has been recognized based upon a blended federal and state statutory rate of 35 percent. The estimated tax rate of 22 percent has been applied to the pro forma adjustments to interest expense based on a preliminary analysis of the applicable rules for interest cost allocation required by tax regulations.

k)    Earnings (loss) per share

        The pro forma combined diluted earnings (loss) per share presented below for the six months ended June 30, 2019 and year ended December 31, 2018, reflects the adjustment to weighted average

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS (Continued)

4. Purchase Accounting and Other Adjustments (Continued)

number of shares outstanding based on 0.328 of a share of Newmont common stock for each share of Goldcorp common shares outstanding as of April 18, 2019 and cash consideration as follows:

(in millions)	For the six months ended June 30, 2019	For the year ended December 31, 2018
Pro forma net income (loss) from continuing operations attributable to Newmont stockholders	$56	$(2,898)
Pro forma basic and diluted weighted average Newmont shares outstanding	820	819
Pro forma basic and diluted earnings (loss) per share	$0.07	$(3.54)

5. Joint Venture with Barrick Gold Corporation

        The unaudited pro forma statements of operations do not give effect to the creation of a joint venture (the "joint venture") to operate and manage certain mining operations and assets located in Nevada and included in our Nevada reportable segment (the "Assets") and certain of Barrick's Nevada mining operations and assets, as the joint venture is not directly attributable to the Arrangement. Newmont's unaudited pro forma statement of operations includes $176 million and $334 million of Income (loss) before income and mining tax attributable to the Assets for the six months ended June 30, 2019 and year ended December 31, 2018, respectively, which (i) does not reflect general corporate expenses, interest (except project-specific interest) or income and mining taxes and (ii) does reflect elimination of intercompany revenue and expense amounts with our other reportable segments.

USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $688 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds of this offering for the 2019 Notes Repayment and any remaining portion for general corporate purposes.

        At August 30, 2019, $626 million aggregate principal amount of our 5.125% senior notes due 2019, which will mature on October 1, 2019, was outstanding. Interest on the 5.125% senior notes due 2019 accrues at a rate of 5.125% per year and is payable semiannually in arrears on April 1 and October 1 of each year.

        Affiliates of certain of the underwriters may be holders of our 5.125% senior notes due 2019. Accordingly, affiliates of certain of the underwriters may receive a portion of the proceeds of the offering. See "Underwriting."

 CAPITALIZATION

        The following table summarizes our cash and cash equivalents and our capitalization at June 30, 2019 on:

  •
  an actual basis; and

  •
  as adjusted to give effect to the sale of the notes offered hereby and the application of the net proceeds thereof as described under "Use of Proceeds."

        You should read the following table in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and related notes included in our most recent Quarterly Report on Form 10-Q and incorporated by reference in this document and with the section entitled "Description of Notes" in this prospectus supplement.

	As of June 30, 2019
	Actual	As Adjusted(1)
	(unaudited, $ in millions)
Cash and cash equivalents	$1,827	$1,889

Long-Term Debt, Including Current Portion(2)(3)
2019 Senior Notes, net(4)	$626	—
2021 Notes, net(4)(5)	554	554
2022 Senior Notes, net(4)	989	989
2023 Notes, net(4)(6)	1,015	1,015
2035 Senior Notes, net(4)	594	594
2039 Senior Notes, net(4)	859	859
2042 Senior Notes, net(4)	985	985
2044 Notes, net(4)(7)	485	485
2029 Senior Notes, net, offered hereby(4)	—	688
Debt issuance costs on Revolving Credit Facilities	(6)	(6)

Total	6,101	6,163
Capital leases and other financing obligations	671	671

Total long-term debt	$6,772	$6,834

Equity
Common stock, $1.60 par value;	$1,317	$1,317
Authorized—1.28 billion shares
Outstanding shares—820 million
Treasury stock—115 million	(115)	(115)
Additional paid in capital	18,434	18,434
Accumulated other comprehensive income (loss)	(257)	(257)
Retained earnings (Accumulated Deficit)	(25)	(25)

Newmont stockholders' equity	19,354	19,354
Noncontrolling interests	971	971

Total equity	$20,325	$20,325

Total capitalization	$27,097	$27,159

(1)
Reflects the net proceeds of the sale of the notes offered hereby after such net proceeds are applied to the repayment of our 5.125% senior notes due 2019. See "Use of Proceeds."

(2)
All outstanding indebtedness (other than capital leases and the Goldcorp Notes) is unsecured and guaranteed by Newmont USA Limited.

(3)
Does not reflect the Revolving Credit Facilities. Newmont had no borrowings outstanding under such facilities as of June 30, 2019. See "Description of Other Indebtedness."

(4)
Represents the aggregate principal amount, net of any debt issuance costs or discounts.

(5)
Represents $472 million aggregate principal amount of 2021 Notes issued by Newmont and $82 million aggregate principal amount of 2021 Notes issued by Goldcorp (the "2021 Goldcorp Notes").

(6)
Represents $810 million aggregate principal amount of 2023 Notes issued by Newmont and $205 million aggregate principal amount of 2023 Notes issued by Goldcorp (the "2023 Goldcorp Notes").

(7)
Represents $444 million aggregate principal amount of 2044 Notes issued by Newmont and $41 million aggregate principal amount of 2044 Notes issued by Goldcorp (the "2044 Goldcorp Notes" and, together with the 2021 Goldcorp Notes and the 2023 Goldcorp Notes, the "Goldcorp Notes").

 DESCRIPTION OF OTHER INDEBTEDNESS

Newmont Existing Revolving Credit Facility

        In April 2019, the Company entered into a $3.0 billion revolving credit facility (the "Revolving Credit Facility") with a syndicate of financial institutions expiring in April 2024. The Revolving Credit Facility provides for borrowings in U.S. dollars and contains a letter of credit sub-facility. All obligations under the Revolving Credit Facility are guaranteed on a senior unsecured basis by Newmont USA Limited. The fees on the Revolving Credit Facility vary based on the credit ratings of our senior, uncollateralized, non-current debt. Borrowings under the Revolving Credit Facility bear interest at a market based rate plus a margin determined by reference to our credit ratings. As of June 30, 2019, Newmont had no borrowings outstanding under the Revolving Credit Facility. There were $71 million of letters of credit outstanding under the letter of credit sub-facility as of June 30, 2019.

LC Facility Agreement

        In September 2013, Newmont entered into a Letter of Credit Facility Agreement (the "LC Facility Agreement") with BNP Paribas, New York Branch. The LC Facility Agreement established a $175 million letter of credit facility for a three year period to support reclamation obligations. In 2017, the LC Facility Agreement was extended to September 30, 2020. The LC Facility Agreement had an outstanding balance of $172 million as of March 31, 2019.

Senior Notes

        As of June 30, 2019, Newmont had $6,107 million in aggregate principal amount of senior notes outstanding. All outstanding senior notes are unsecured and rank equally with one another and other senior unsecured indebtedness of Newmont. All outstanding senior notes (other than the Goldcorp Notes) are guaranteed on a senior unsecured basis by Newmont USA Limited. The following table sets forth the aggregate principal amount of each series of senior notes outstanding as of June 30, 2019.

(in millions)
2019 Senior Notes, net(1)	$626
2021 Senior Notes, net(1)(2)	554
2022 Senior Notes, net(1)	989
2023 Senior Notes, net(1)(3)	1,015
2035 Senior Notes, net(1)	594
2039 Senior Notes, net(1)	859
2042 Senior Notes, net(1)	985
2044 Senior Notes, net(1)(4)	485

Total	$6,107

(1)
Represents the aggregate principal amount, net of any debt issuance costs or discounts.

(2)
Represents $472 million aggregate principal amount of 2021 Notes issued by Newmont and $82 million aggregate principal amount of 2021 Notes issued by Goldcorp.

(3)
Represents $810 million aggregate principal amount of 2023 Notes issued by Newmont and $205 million aggregate principal amount of 2023 Notes issued by Goldcorp.

(4)
Represents $444 million aggregate principal amount of 2044 Notes issued by Newmont and $41 million aggregate principal amount of 2044 Notes issued by Goldcorp.

Debt Covenants

        The Revolving Credit Facility and Newmont's senior notes contain various covenants, including covenants limiting the ability of Newmont and its subsidiaries to incur liens and enter into sale and leaseback transactions and Newmont's ability to consolidate or merge with other entities or sell all of its assets substantially as an entirety, and default provisions, including payment defaults and defaults resulting from the cross-acceleration of certain other indebtedness.

        The Revolving Credit Facility contains a financial ratio covenant requiring us to maintain a net debt (total debt net of cash and cash equivalents) to total capitalization ratio of less than or equal to 62.5% in addition to the covenants noted above.

        As of June 30, 2019, Newmont and its related entities were in compliance with all of the debt covenants and provisions related to potential defaults.

DESCRIPTION OF NOTES

General

        The following description of the terms of the notes offered hereby supplements the description of the general terms and provisions of the debt securities included in the accompanying prospectus. The notes will be issued under an indenture, dated as of September 18, 2009, among Newmont Goldcorp Corporation, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the third supplemental indenture thereto, to be dated as of September 16, 2019, among Newmont Goldcorp Corporation, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as trustee. The terms of the notes include those expressly set forth in the indenture, as supplemented, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of the notes is qualified in its entirety by reference to the description of the debt securities and indenture contained in the accompanying prospectus.

        We will issue $700 million aggregate principal amount of notes in this offering. The notes will mature on October 1, 2029. The notes will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes will be issued in fully registered form without coupons only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Newmont USA Limited will guarantee on an unsubordinated basis the full and punctual payment of the principal of, and any interest on the notes, when and as these payments become due and payable, whether at maturity, declaration of acceleration, or otherwise. The guarantee of the notes will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of Newmont USA Limited.

Further Issues

        We may, without the consent of the then existing holders of the notes, issue additional notes in an unlimited aggregate principal amount, which additional notes will have the same terms as the notes of the same series offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date. We will not issue any additional notes of a series unless the additional notes will be fungible with the notes of the same series offered hereby for U.S. federal income tax purposes.

Interest

        We will pay interest on the notes at a rate of 2.800% per annum, semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2020, to the persons in whose names the notes are registered at the close of business on March 15 or September 15, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, and no interest on such payment will accrue for the period from and after such interest payment date to such date of payment. If the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date to such date of payment.

        As used in this prospectus supplement, "business day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York.

Optional Redemption

        The notes may be redeemed, in whole or in part, at our option at any time or from time to time. We will notify the trustee of our decision to redeem the notes, in whole or in part, as provided in the indenture. Prior to July 1, 2029 (three months prior to the maturity date of the notes), the notes will be redeemable at a redemption price calculated by us equal to the greater of the following amounts:

  •
  100% of the principal amount of the notes being redeemed on the redemption date; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below), plus 20 basis points, plus accrued and unpaid interest on the notes to the redemption date.

        At any time on or after July 1, 2029 (three months prior to the maturity date of the notes), the notes will be redeemable, in whole or in part, at our option at any time or from time to time, at a redemption price calculated by us equal to 100% of the principal amount of the notes to be redeemed, plus accrued interest on the notes to the redemption date.

        Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

        We will send notice of any redemption at least 15 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is sent, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

        Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the date of redemption, or by the date of redemption as so delayed.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

        "Independent Investment Banker" means Goldman Sachs & Co. LLC or J.P. Morgan Securities LLC and their respective successors, or if all of such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

        "Reference Treasury Dealer" means (A) Goldman Sachs & Co. LLC or J.P. Morgan Securities LLC (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

        On and after the redemption date, the notes will cease to bear interest (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

Change of Control Repurchase Event

        If a change of control repurchase event occurs in respect of the notes, unless we have exercised our right to redeem all the notes as described under "—Optional Redemption," we will be required to make an offer to each holder of the notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest on the notes repurchased to the date of repurchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the proposed change of control, we will send a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Holders of notes electing to have their notes purchased pursuant to a change of control repurchase event offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the repurchase payment date. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

        On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

          (1)   accept for payment all notes or portions of the notes properly tendered pursuant to our offer;

          (2)   deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by us.

        The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the Depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

        We will not be required to make an offer to repurchase the notes issued by us upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "change of control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Newmont and our subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Newmont or one of our subsidiaries;

          (2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Newmont) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting stock of Newmont or other voting stock into which Newmont's voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

          (3)   Newmont consolidates with, or merges with any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, Newmont, in any such event pursuant to a transaction in which any of the outstanding voting stock of Newmont or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Newmont outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

          (4)   the first day on which the majority of the members of the board of directors of Newmont are not continuing directors; or

          (5)   the adoption of a plan relating to the liquidation or dissolution of Newmont.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Newmont becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A)

the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Newmont's voting stock immediately prior to that transaction or (B) immediately following that transaction, no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

        The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of Newmont's and its subsidiaries' assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Newmont to repurchase such holder's notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Newmont's and its subsidiaries' assets taken as a whole to another person or group may be uncertain.

        "change of control repurchase event" means, with respect to a change of control and provided the notes carry an investment grade credit rating from both rating agencies immediately prior to the first public announcement of the occurrence of the change of control or of the intention of Newmont to effect the change of control, the notes are rated below investment grade by both rating agencies on any date within the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the rating agencies) after the earlier of the occurrence of the change of control and the first public announcement of the intention to effect the change of control; provided that a change of control purchase event shall be deemed not to have occurred if (A) a rating agency that has reduced its rating of the notes below investment grade during that period does not announce or publicly confirm or inform the trustee in writing at Newmont's request that the reduction was the result, in whole or in part, of any event or circumstance comprised from or arising as a result of the applicable change of control (regardless of whether that change of control shall then have occurred) or (B) a rating of the notes by one of the rating agencies is within that period subsequently upgraded to an investment grade credit rating. For greater certainty, a change of control repurchase event will be deemed not to have occurred in connection with any particular change of control unless and until that change of control has actually been consummated.

        "continuing director" means, as of any date of determination, any member of the board of directors of Newmont who:

          (1)   was a member of such board of directors on the date of the closing of this offering; or

          (2)   was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Newmont's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "investment grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Newmont as a replacement rating agency or replacement ratings agencies.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "rating agency" means each of Moody's and S&P; provided, that if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of

Newmont's control, Newmont may select (as certified by a resolution of Newmont's board of directors) a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act, as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "voting stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Newmont and, thus, the removal of incumbent management. Subject to the limitations discussed below, Newmont could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Newmont's capital structure or credit ratings on the notes. Restrictions on Newmont's ability to incur liens are contained in the covenants as described under "Description of Debt Securities—Restrictive Covenants Required by the Indenture—Limitation on Liens" in the accompanying prospectus.

        Newmont may not have sufficient funds to repurchase all the notes upon a change of control repurchase event.

Book-Entry, Delivery and Form

        The notes initially will be evidenced by one or more global notes deposited with the trustee as custodian for The Depository Trust Company (which we sometimes refer to as DTC), and registered in the name of Cede & Co. as DTC's nominee.

        Unless a global note is exchanged in whole or in part for debt securities in definitive form, a global note may generally be transferred only as a whole and only to another nominee of the depositary or to a successor depositary or its nominee.

        DTC currently limits the maximum denomination of any single global note to $500 million. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant either directly or indirectly use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon issuance of debt securities represented by a global note in connection with the sale of the debt securities to one or more underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global note will be shown

  •
  on DTC's records with respect to participants;

  •
  by the participants with respect to indirect participants and certain beneficial owners; and

  •
  by the indirect participants with respect to all other beneficial owners.

        The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in a global note may be limited.

        Under the indenture, if the nominee of DTC is the registered owner of a global note, the nominee will be considered the sole owner or holder of the debt securities. Except as provided below, owners of a global note will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any directions, instructions or approval to the trustee. However, DTC has advised us that pursuant to its customary practice with respect to the giving of consents and votes, it will deliver an omnibus proxy to the trustee assigning the related holder's voting rights to the participant to whose account the debt securities are credited on the record date. Each proxy will include a list of participants' positions in the relevant security as of the record date for a consent or vote.

        We will wire to DTC's nominee principal and interest payments with respect to global notes. We and the trustee will treat DTC's nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes or for maintaining and reviewing any records relating to the beneficial ownership interest.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their holdings of beneficial interests in the global notes as shown on DTC's records. DTC's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global notes, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the underwriters, the trustee or us.

        Debt securities represented by a global note will be exchangeable for debt securities registered with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act;

  •
  an Event of Default has occurred and is continuing with respect to such global note; or

  •
  certain circumstances exist, as specified in the indenture.

        If any of these events occur, DTC will generally notify all direct participants of the availability of definitive debt securities. These securities will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, in registered form only, and without coupons. We will maintain one or more offices or agencies in New York City to facilitate the transfer or exchange of the global notes. You will not be required to pay any service charges for any transfer or exchange, but we may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.

        Links have been established among DTC, Euroclear, as operator of the Euroclear System and Clearstream, which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

        When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

Same-Day Settlement in respect of Global Notes

        Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in DTC's Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section describes certain U.S. federal income tax considerations associated with acquiring, owning and disposing of the notes. The discussion does not address any state, local or non-U.S. taxes or the U.S. federal estate or gift tax or alternative minimum tax. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to any of the statements made in this summary, and we cannot assure you that the IRS will agree with such statements.

        This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, partnerships or other pass through entities or investors in such entities, persons liable for alternative minimum tax, and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their "issue price" (i.e., the first price at which a substantial amount of the notes are sold to investors for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of section 1221 of the Code.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or any entity taxable as a corporation, created or organized in or under the laws of the United States, any State thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person.

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of a note (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

        Prospective purchasers of the notes should consult their tax advisors concerning the tax consequences of acquiring, holding, and disposing of the notes in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of other U.S. federal tax laws and state, local and foreign tax laws and any recent or prospective changes in applicable tax laws.

U.S. Holders

Accelerated Accrual

        U.S. holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this rule to their particular situation.

Payments of Interest

        It is expected and this discussion assumes that either the issue price of the notes will be equal to the stated principal amount of the notes or the notes will be issued with no more than a de minimis amount of original issue discount. Therefore, payments of interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

Certain Additional Payments

        It is possible that the IRS could assert that our potential payment of 101% of the principal amount of the notes under the circumstances described above under the heading "Description of Notes—Change of Control Repurchase Event" is a contingent payment for purposes of the original issue discount rules. It is also possible that the IRS could assert that our potential payment of an amount in excess of the accrued interest and principal on the notes as described above under the heading "Description of Notes—Optional Redemption" is a contingent payment for purposes of the original issue discount rules. If any such payments are treated as contingent payments, the notes may be treated as contingent payment debt instruments ("CPDIs"), in which case the timing and amount of income inclusions and the character of income recognized may be different from that discussed herein. The Treasury Regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a CPDI, remote or incidental contingencies are ignored. We believe that the possibility of our making these payments is remote or that, if made, the amount of such payments would be incidental and, accordingly, we will not treat the notes as CPDIs. Our determination will be binding on all U.S. holders except a U.S. holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. Our determination is not, however, binding on the IRS, and if the IRS were to challenge such determination and if such challenge were ultimately upheld, a U.S. holder might be required to accrue income on a note using a method different than the method described herein, and might also be required to treat as ordinary income, rather than as capital gain, any income recognized on the taxable disposition of a note before the resolution of the contingencies. In the event a change of control repurchase event or optional redemption actually occurs, it would affect the timing (and possibly character) of the income that a U.S. holder will recognize. This discussion assumes our determination that these contingencies are remote or incidental is correct and assumes that the notes will not be treated as CPDIs.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

        Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income as discussed above to the extent not previously included in income by the U.S. holder) and the adjusted tax basis of the note. A U.S. holder's adjusted tax basis in a note will, in general, be its cost for such note.

        Any gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" (or undistributed "net investment income" in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments of interest on the notes and to the proceeds of the sale or other disposition (including a redemption or retirement) of a note paid to a U.S. holder unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. holder's U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Certain Additional Payments

        As noted above under "—U.S. Holders—Certain Additional Payments," we will not treat the notes as CPDIs, and the discussion below herein assumes that our determination in this regard is correct.

Payment of Interest

        Generally, subject to the discussion of backup withholding and FATCA (as defined herein) withholding below, if you are a non-U.S. holder, interest income that is not effectively connected with a U.S. trade or business will not be subject to a U.S. withholding tax under the "portfolio interest exemption" provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

  •
  you are not a controlled foreign corporation related to us;

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  you are not a bank which acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

  •
  either (a) you provide an IRS Form W-8BEN or W-8BENE (or other applicable form) signed under penalties of perjury that includes your name and address and certifies as to your non-U.S. holder status, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, provides a statement to the applicable withholding agent under penalties of perjury in which it certifies that an IRS Form W-8BEN, W-8BENE, or W-8IMY (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes the applicable withholding agent with a copy of such form.

        Treasury Regulations provide alternative methods for satisfying the certification requirement described in the paragraph above.

        If you cannot satisfy the above requirements, interest income that is not effectively connected with your conduct of a U.S. trade or business generally will be subject to U.S. federal withholding tax at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of this withholding tax.

        Interest income that is effectively connected with your conduct of a U.S. trade or business will be taxed generally in the same manner as if you were a U.S. holder, unless an applicable treaty provides otherwise. If you are a corporate non-U.S. holder, you may also, under certain circumstances, be subject to an additional "branch profits tax" on any effectively connected earnings and profits attributable to such interest at a 30% rate (or, if applicable, a lower treaty rate). Such effectively connected interest income will not be subject to U.S. withholding tax if you deliver proper documentation (e.g., IRS Form W-8ECI). To claim the benefit of a tax treaty, the non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BENE (or other applicable form). Under applicable Treasury Regulations, a non-U.S. holder claiming treaty benefits may under certain circumstances be required to obtain a U.S. taxpayer identification number. Special procedures are provided in these Treasury Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of these Treasury Regulations.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

        In general, subject to the discussion of backup withholding below, you will not be subject to U.S. federal income tax or U.S. withholding tax on any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note, unless:

  •
  the gain is effectively connected with your conduct of a U.S. trade or business, in which case you will be subject to U.S. federal income tax with respect to the gain generally in the same manner as if you were a U.S. holder, unless an applicable treaty provides otherwise, and if you are a corporation, you may also be subject to a 30% branch profits tax on any effectively connected earnings and profits attributable to such gain, unless reduced by an applicable income tax treaty; or

  •
  you are an individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition (as determined under the Code) and certain other conditions are met, in which case you will be subject to a 30% U.S. federal income tax with respect to the gain (net of certain U.S. source capital losses), unless an applicable treaty provides otherwise.

Information Reporting and Backup Withholding

        U.S. backup withholding and related information reporting requirements generally will not apply to payments of interest on a note if you provide a statement described in the fourth bullet under the heading "—Non-U.S. Holders—Payment of Interest," provided that the payor does not have actual knowledge or reason to know that you are a U.S. person. However, interest paid to non-U.S. holders generally will be subject to annual reporting on IRS Form 1042-S (Foreign Person's U.S. Source Income Subject to Withholding).

        Backup withholding and related information reporting will generally not apply to any payment of the proceeds of the sale (including a retirement or redemption) of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker is a:

  •
  U.S. person;

  •
  foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

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  controlled foreign corporation for U.S. federal income tax purposes; or

  •
  foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in the applicable Treasury Regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business.

        Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence will be subject to information reporting (but not backup withholding requirement) unless such broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is generally subject to information reporting and backup withholding requirements, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and you provide the statement described in the fourth bullet under the heading "—Non-U.S. Holders—Payment of Interest," or you otherwise establish an exemption.

        Amounts withheld under the backup withholding rules are generally not an additional tax and may be refunded or credited against your U.S. federal income tax liability provided you furnish the required information to the IRS in a timely manner.

FATCA

        Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (referred to as "FATCA") impose a 30% U.S. federal withholding tax on payments of interest on the notes, if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and, in each case, provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. You are urged to consult your tax advisor regarding the effects of FATCA on your investment in the notes.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase, holding and disposition of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as plans (including individual retirement accounts and Keogh plans) that are subject to the prohibited transactions rules under Section 4975 of the Code, and employee benefit plans and arrangements that are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, foreign or other regulations, rules or laws (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or a Plan subject to the prohibited transactions rules under Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. ERISA Plan fiduciaries must make their own determinations regarding the investment, taking into consideration all of the specific facts and circumstances of the plan and an investment in the notes.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, of an ERISA Plan who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction may have to be rescinded.

        The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the underwriters or any respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, for specified transactions determined by independent qualified professional asset managers, PTCE 90-1, for specified transactions involving insurance company pooled separate accounts, PTCE 91-38, for specified transactions involving bank collective investment funds, PTCE 95-60, for specified transactions involving life insurance company general accounts and PTCE 96-23, for specified transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and holding of the notes by an ERISA Plan with respect to which we or the underwriters, or certain affiliates, are a party in interest or a disqualified person, provided that neither the party in interest or disqualified person, nor certain of its affiliates, have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more and receives no less than "adequate consideration" in connection with the transaction. There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

        Because of the foregoing, the notes may not be purchased or held by any person investing "plan assets" of any Plan, unless the purchase, holding and disposition of the notes will not constitute a non-exempt prohibited transaction under ERISA and the Code or violate any applicable Similar Laws.

Representation and Warranty

        Accordingly, by its acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase, holding and disposition of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties and taxes that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering investing in the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be available.

        Each purchaser or transferee that is an ERISA Plan shall be deemed to represent, warrant and agree that (i) none of the issuer, the underwriters or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the ERISA Plan ("Plan Fiduciary"), has relied as a primary basis in connection with its decision to invest in the notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the ERISA Plan or the Plan Fiduciary in connection with the ERISA Plan's acquisition of the notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the notes.

        Purchasers and transferees of the notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING

        Newmont has entered into an underwriting agreement with the underwriters for which Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives. The underwriting agreement, dated the date hereof, provides that the several obligations of the underwriters are subject to certain conditions, as therein set forth. The underwriters named below have severally agreed to purchase, and Newmont has agreed to sell to them, severally, the principal amounts of the notes indicated below. The underwriters will be obligated to purchase all the notes being underwritten or sold by them if any of the notes are purchased.

Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	$140,000,000
J.P. Morgan Securities LLC	$119,000,000
BMO Capital Markets Corp.	$42,000,000
BNP Paribas Securities Corp.	$42,000,000
Citigroup Global Markets Inc.	$42,000,000
Credit Suisse Securities (USA) LLC	$42,000,000
RBC Capital Markets, LLC	$42,000,000
Scotia Capital (USA) Inc.	$42,000,000
TD Securities (USA) LLC	$42,000,000
ABN AMRO Securities (USA) LLC	$21,000,000
Mizuho Securities USA LLC	$21,000,000
MUFG Securities Americas Inc.	$21,000,000
National Bank of Canada Financial Inc.	$21,000,000
Santander Investment Securities Inc.	$21,000,000
SMBC Nikko Securities America, Inc.	$21,000,000
US Bancorp Investments, Inc.	$21,000,000

Total	$700,000,000

        Newmont has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such price less a selling concession of 0.39% of the principal amount of the notes. The underwriters may allow and each such dealer may reallow to other dealers a concession not exceeding 0.25% of the principal amount of the notes. After the initial public offering, such public offering price and such concessions and reallowances may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the underwriting discounts to be paid to the underwriters by Newmont in connection with the offering:

	Notes
	Per Note	Total
Underwriting discounts payable by us	0.650%	$4,550,000

        Expenses associated with this offering, excluding the underwriting discounts, to be paid by Newmont are estimated to be $2.0 million.

        It is expected that delivery of the notes will be made against payment therefor on or about September 16, 2019, which is the seventh business day following the date hereof (such settlement cycle being referred to as "T+7"). Under Rule 15c6-1 under the Exchange Act, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before delivery hereunder should consult their own advisors.

        In connection with the offering made hereby, the underwriters may purchase and sell the notes in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the notes, and short positions created by the underwriters involve the sale by the underwriters of a greater aggregate principal amount of the notes than they are required to purchase from Newmont. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the notes sold in the offering may be reclaimed by the underwriters if such notes are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the opening market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The notes are new issues of securities with no established trading market. Newmont has been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        Newmont has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions (including acting as underwriters, initial purchasers or dealers with respect to other securities offerings) with Newmont and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to Newmont and its affiliates, for which they have received or expect to receive customary compensation.

        In particular, affiliates of certain of the underwriters are lenders under our Revolving Credit Facilities. Affiliates of certain of the underwriters may be holders of our 5.125% senior notes due 2019. We expect to use a portion of the proceeds of this offering to repay our outstanding 5.125% senior notes due 2019. Accordingly, affiliates of certain of the underwriters may receive a portion of the proceeds of the offering. See "Use of Proceeds."

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the "Prospectus Regulation"). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are "qualified investors" (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as "Relevant Persons." The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification

        Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

        In relation to its use in the Dubai International Financial Centre (the "DIFC"), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

        This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), the Emirates

Securities and Commodities Authority (the "SCA") or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC").

        This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the bonds have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

        The issue and/or sale of the bonds has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) ("Corporations Act")) has been or will be lodged with the Australian Securities and Investments Commission ("ASIC") or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

        The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

  (a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  (b)
  the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  (c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  (d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and

  (e)
  such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Taiwan

        The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China ("Taiwan") pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the "Place of Acceptance"), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

        See "Plan of Distribution" on page 28 of the accompanying prospectus for further information regarding the distribution of the notes.

EXPERTS

        The consolidated financial statements of Newmont Goldcorp appearing in its Annual Report on Form 10-K for the year ended December 31, 2018 (including the financial statement schedule appearing therein), incorporated by reference herein, and the effectiveness of Newmont Goldcorp's internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Goldcorp as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, including the accompanying notes, incorporated by reference herein, and the effectiveness of Goldcorp's internal control over financial reporting as of December 31, 2018 and 2017, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports thereon, which are included therein and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

        Donald Doe, Newmont's Group Executive, Reserves & Resources, is a Society for Mining, Metallurgy and Exploration Registered Member and the Competent Person responsible for the preparation of the scientific and technical information concerning our mineral properties as reported on the Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference into this prospectus supplement. The reserves disclosed and incorporated by reference in this prospectus supplement have been prepared in compliance with Industry Guide 7. We have determined that such reserves would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum. For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2018, incorporated by reference in this prospectus supplement, and our "Management's Discussion and Analysis of Financial Condition and Results of Operations," as filed from time to time, with the SEC in the United States.

 VALIDITY OF THE SECURITIES

        The validity of the notes will be passed upon for us by White & Case LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our website at http://www.newmontgoldcorp.com or from the SEC's website at http://www.sec.gov. The information on or accessible through our website is not incorporated by reference into and is not made a part of this prospectus supplement or accompanying prospectus.

        As required under the Securities Act, we have filed a registration statement on Form S-3 relating to the notes offered by this prospectus supplement and the accompanying prospectus with the SEC. This prospectus supplement and the accompanying prospectus are parts of that registration statement, which includes additional information, in accordance with applicable SEC rules and regulations. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement or that we otherwise filed with the SEC for a copy of the contract or other document. You may review a copy of the registration statement and such document through the SEC's website.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We "incorporate by reference" in this prospectus supplement certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. The footnotes to the financial statements within certain of these documents contain certain financial information for Newmont USA Limited.

Newmont SEC Filings (File No. 001-31240)	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2019 annual meeting of stockholders, filed April 16, 2019, incorporated by reference therein)	Year ended December 31, 2018
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2019 and June 30, 2019
Current Reports on Form 8-K
Filed January 14, 2019, February 4, 2019, March 4, 2019, March 12, 2019, March 14, 2019, March 25, 2019, March 27, 2019, April 1, 2019, April 4, 2019, April 10, 2019, April 11, 2019, April 15, 2019, April 22, 2019, April 23, 2019, June 5, 2019, June 7, 2019, July 5, 2019 and August 29, 2019

Goldcorp SEC Filings (File No. 001-12970)	Period
Exhibit 99.3 of Annual Reports on Form 40-F	Year ended December 31, 2018 and year ended December 31, 2017

        We also incorporate by reference in this prospectus supplement any future filings that we may make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities that may be offered by this prospectus supplement. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus supplement shall be deemed to incorporate by reference herein information of the type described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

        You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Newmont Goldcorp Corporation
6363 South Fiddler's Green Circle
Greenwood Village, Colorado 80111
Attn: Newmont Investor Relations
(303) 837-5484
jessica.largent@newmont.com

        This prospectus supplement incorporates documents by reference which are not presented in or delivered with this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus supplement and in the documents that we have incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus supplement in any state or jurisdiction where the offer is not permitted.

PROSPECTUS

NEWMONT MINING CORPORATION

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
UNITS

        We or selling securityholders may from time to time offer to sell common stock, preferred stock, depositary shares, debt securities (which may be guaranteed by our wholly owned subsidiary, Newmont USA Limited), warrants or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered and that may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "NEM." Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

        Investing in our securities involves risks. You should carefully read and evaluate the risks described under "Risk Factors" on page 5 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in our securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may offer and sell these securities to or through one or more agents, underwriters and dealers, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will describe the plan of distribution for that offering and will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

The date of this prospectus is September 21, 2018.

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any supplement to this prospectus in deciding whether or not to invest in the securities we offer hereby. We have not authorized any dealer or other person to provide you with different information or to make any representation other than those contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information or representations, you should not rely on them. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We may sell any combination of the securities described in this prospectus from time to time.

        The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares representing preferred stock;

  •
  debt securities;

  •
  guarantees;

  •
  warrants; and

  •
  units.

        The debt securities may be guaranteed by our wholly owned subsidiary, Newmont USA Limited.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also include additional risk factors or other special considerations applicable to those securities and add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information" in deciding whether or not to invest in the securities we may offer.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

 FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus (including information incorporated by reference herein) are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are intended to be covered by the safe harbor provided for under these sections. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)," "estimate(s)," "should," "intend(s)" and similar expressions are intended to identify forward-looking statements. Our forward-looking statements may include, without limitation:

  •
  estimates regarding future earnings and the sensitivity of earnings to gold, copper and other metal prices;

  •
  estimates of future mineral production and sales;

  •
  estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis;

  •
  estimates of future cash flows and the sensitivity of cash flows to gold and other metal prices;

  •
  estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

  •
  estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates;

  •
  estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

  •
  statements regarding the availability of, and, terms and costs related to, future borrowing or financing and expectations regarding future share repurchase transactions, debt repayments or debt tender transactions;

  •
  estimates regarding future exploration expenditures, results and reserves and mineralized material;

  •
  statements regarding fluctuations in financial and currency markets;

  •
  estimates regarding potential cost savings, productivity, operating performance, and ownership and cost structures;

  •
  expectations regarding statements regarding future transactions, including, without limitation, statements related to future acquisitions and projected benefits, synergies and costs associated with acquisitions and related matters;

  •
  expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

  •
  statements regarding future hedge and derivative positions or modifications thereto;

  •
  statements regarding political, economic or governmental conditions and environments;

  •
  statements regarding the impacts of changes in the legal and regulatory environment in which we operate, including, without limitation, relating to regional, national, domestic and foreign laws;

  •
  statements regarding expected changes in the tax regimes in which we operate, including, without limitation, estimates of future tax rates and estimates of the impacts to income tax expense, valuation of deferred tax assets and liabilities, and other financial impacts resulting from recent changes to U.S. tax laws;

  •
  estimates of income taxes and expectations relating to tax contingencies or tax audits;

  •
  estimates of future costs, accruals for reclamation costs and other liabilities for certain environmental matters, including without limitation with respect to our Yanacocha operation;

  •
  estimates of pension and other post-retirement costs; and

  •
  statements regarding estimates of timing of voluntary early adoption of recent accounting pronouncements and expectations regarding future impacts to the financial statements resulting from accounting pronouncements.

        Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to:

  •
  the price of gold, copper and other metal prices and commodities;

  •
  the cost of operations;

  •
  currency fluctuations;

  •
  geological and metallurgical assumptions;

  •
  operating performance of equipment, processes and facilities;

  •
  labor relations;

  •
  timing of receipt of necessary governmental permits or approvals;

  •
  domestic and foreign laws or regulations, particularly relating to the environment, mining and processing;

  •
  changes in tax laws;

  •
  domestic and international economic and political conditions;

  •
  our ability to obtain or maintain necessary financing; and

  •
  other risks and hazards associated with mining operations.

        The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled "Risk Factors" on page 5 of this prospectus and the sections titled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as applicable in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and in our Annual Report on Form 10-K for the year ended December 31, 2017 (as updated by our Current Report on Form 8-K filed with the SEC on April 26, 2018), each of which is incorporated by reference in this prospectus and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

        All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 THE COMPANY

        Newmont Mining Corporation is primarily a gold producer with significant operations and/or assets in the United States, Australia, Peru, Ghana and Suriname. At December 31, 2017, Newmont had attributable proven and probable gold reserves of 68.5 million ounces and an aggregate land position of approximately 23,000 square miles (60,000 square kilometers). References to attributable ounces mean that portion of gold produced, sold or included in proven and probable reserves that is attributable to Newmont's ownership or economic interest. Newmont is also engaged in the production of copper, principally through Boddington in Australia and Phoenix in the United States. Newmont's original predecessor corporation was incorporated in 1921 under the laws of Delaware.

        Newmont's corporate headquarters are located at 6363 South Fiddler's Green Circle, Greenwood Village, Colorado 80111. Our telephone number is (303) 863-7414. In this prospectus, unless the context otherwise indicates, "Newmont," the "Company," "our," "us" and "we" refer to Newmont Mining Corporation and its consolidated subsidiaries. We maintain a website at www.newmont.com. Information presented on or accessed through our website is not incorporated into, or made part of, this prospectus or any accompanying prospectus supplement.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risk factors under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on July 26, 2018, and our Annual Report on Form 10-K filed with the SEC on February 22, 2018, as amended, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See "Where You Can Find More Information."

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated on a consolidated basis and should be read in conjunction with our consolidated financial statements including the accompanying rates thereto, incorporated by reference in this prospectus. As of the date of this prospectus, we have no preferred stock outstanding and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is not disclosed separately.

	Six Months Ended June 30, 2018	Years Ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	5.49	4.8	0.2	1.7	3.2	—(1)

(1)
Earnings for 2013 were inadequate to cover fixed charges by $2,977 million.

        The ratio of earnings to fixed charges represents income before income and mining tax expense, noncontrolling interests, equity income (loss) of affiliates, discontinued operations and cumulative effect of changes in accounting principles, divided by interest expense. Interest expense includes amortization of capitalized interest and the portion of rent expense representative of interest. The financial information of all prior periods has been reclassified to reflect discontinued operations.

 DIVIDEND POLICY

        Dividends of $0.14 and $0.14 per share of common stock outstanding were declared and paid in the first and second quarter, respectively, of 2018. Dividends of $0.14 per share of common stock outstanding, expected to be paid on September 27, 2018, were declared for the third quarter of 2018. Dividends of $0.05, $0.05, $0.075 and $0.075 per share of common stock outstanding were declared and paid in the first, second, third and fourth quarter, respectively, of 2017 for a total of $0.25 per share. Dividends of $0.025, $0.025, $0.025 and $0.05 per share of common stock outstanding were declared in the first, second, third and fourth quarters, respectively, of 2016, for a total of $0.125 per share.

        The quarterly dividends declared during 2017 and 2016 were calculated based upon the average London Bullion Market Association P.M. gold price for the preceding quarter. In February 2018, the Company eliminated the gold-price linked dividend calculation.

        The declaration and payment of future dividends remains at the discretion of the Board of Directors and will depend on the Company's financial results, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.

DESCRIPTION OF CAPITAL STOCK

        The rights of our stockholders are governed by the applicable provisions of the Delaware General Corporation Law (the "DGCL"), our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock. For additional information regarding our capital stock, please refer to the applicable provisions of the DGCL, our certificate of incorporation and by-laws.

        At July 19, 2018, we had 755,000,000 shares of authorized capital stock. Those shares consisted of:

  •
  750,000,000 shares of common stock, par value $1.60 per share, of which 533,398,733 shares were outstanding; and

  •
  5,000,000 shares of preferred stock, par value $5.00 per share.

Common Stock

        The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL.

Dividend Rights

        Holders of our common stock may receive dividends when, as and if declared by our Board of Directors out of funds of Newmont legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

        As a Delaware corporation, we may pay dividends out of our surplus capital or, if there is no surplus capital, out of our net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Currently, we pay dividends on our common stock each quarter. The declaration and payment of future dividends remains at the discretion of the Board of Directors and will depend on the Company's financial results, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.

        The holders of record of a majority of the outstanding shares of our capital stock entitled to vote at the meeting of our stockholders must be present in person or represented by proxy at the meeting in order to constitute a quorum for all matters to come before the meeting.

        Special meetings of our stockholders may be called by our Board of Directors or by the Chair of the Board or by our President, and will be called by the Chair of the Board or by our President or Secretary upon a written request stating the purposes of the proposed meeting and signed by a majority of our Board of Directors or stockholders owning at least 25% of our outstanding capital stock entitled to vote at the meeting.

        Written notice of a meeting of our stockholders is given personally, by mail, or other means of electronic transmission not less than 10 days nor more than 60 days before the date on which the meeting is held, to each stockholder of record entitled to vote at the meeting. The notice must state the time, place and purposes of the meeting. In the event of a special meeting called upon the written request of our stockholders, the notice will describe any business set forth in the statement of purpose in the written stockholder request, as well as any additional business that our Board of Directors proposes to be conducted at the meeting. If mailed, the notice will be sent to our stockholders at their respective addresses appearing on our stock records or to such other addresses as they may designate in writing, and will be deemed given when mailed. A waiver of any notice, in writing by a stockholder or by electronic transmission given by the person or persons entitled to such notice before or after the time for the meeting, will be deemed equivalent to that stockholder having received the notice.

        Our Board of Directors is not classified. Directors are to be elected by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, and our stockholders do not have the right to cumulate their votes in the election of directors.

Liquidation

        In the event of any liquidation, dissolution or winding up of Newmont, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding.

Redemption

        Our common stock is not redeemable or convertible.

Other Provisions

        All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any of our securities.

Listing

        Our common stock trades on the New York Stock Exchange under the symbol "NEM." Computershare Investor Service Inc. is the registrar, transfer agent and dividend disbursing agent for our common stock.

Preferred Stock—General

        The applicable prospectus supplement relating to the particular series of preferred stock and any related depositary shares to be offered will describe the specific terms of that series as fixed by our Board of Directors, including, as applicable:

  •
  voting rights,

  •
  designations,

  •
  dividend rate,

  •
  redemption rights,

  •
  liquidation rights,

  •
  sinking fund or purchase fund provisions,

  •
  conversion or exchange rights,

  •
  any other preferences, relative participating and option or other special rights, and qualifications, limitations and restrictions that are not inconsistent with the terms of our restated certificate of incorporation, including any restriction on the repurchase or redemption while we are in arrears in the payment of dividends or sinking fund installments.

Depositary Shares—General

        We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock.

        Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts.

        We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

        The deposit agreement and applicable prospectus supplement relating to a particular series of preferred stock and any related depositary shares being offered will describe the specific terms of any series of the preferred stock and any related depositary shares as fixed by our Board of Directors, including, as applicable:

  •
  voting rights,

  •
  dividends and other distributions,

  •
  conversion, exchange and redemption,

  •
  liquidation preference,

  •
  resignation and removal of the depositary, and

  •
  amendment and termination of the deposit agreement.

Anti-Takeover Provisions

        Article Ninth of our certificate of incorporation may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.

        Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:

  •
  a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

  •
  the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

  •
  any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

        However, Article Ninth does not apply to any transaction if:

  •
  our Board of Directors approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

  •
  we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

        Article Ninth can be altered or repealed only with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.

DESCRIPTION OF DEBT SECURITIES

        The debt securities are to be issued under an Indenture dated September 18, 2009 (the "Indenture"), entered into by and among the Company, Newmont USA Limited, as subsidiary guarantor (the "Subsidiary Guarantor"), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the "Trustee"). The securities may be issued from time to time in one or more series. The particular terms of each series, or of securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

        The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular securities, to the description of the terms thereof included in the prospectus supplement relating thereto. Wherever particular sections or defined terms of the Indenture are referred to herein or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or therein, as the case may be.

        For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Newmont Mining Corporation and do not include any of the Company's current or future subsidiaries.

General

        The Indenture provides that securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the securities of any series. The securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The debt securities will be unsecured obligations of the Company and, unless otherwise provided in the applicable prospectus supplement, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

        The applicable prospectus supplement will set forth the price or prices at which the securities to be offered will be issued and will describe the following terms of such securities:

  (1)
  the title of such securities;

  (2)
  any limit on the aggregate principal amount of such securities or the series of which they are a part;

  (3)
  the person to whom any interest in such securities is payable, if different from the person in whose name such securities are registered;

  (4)
  the date or dates on which the principal of any of such securities will be payable;

  (5)
  the rate or rates at which any of such securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

  (6)
  the place or places where the principal of and any premium and interest on any of such securities will be payable;

  (7)
  the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities may be redeemed, in whole or in part, at the option of the Company;

  (8)
  the obligation, if any, of the Company to redeem or purchase any of such securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

  (9)
  the denominations in which any of such securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  (10)
  if the amount of principal of or any premium or interest on any of such securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  (11)
  if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

  (12)
  if the principal of or any premium or interest on any of such securities is to be payable, at the election of the Company or the holder thereof, in one or more currencies or currency units other than those in which such securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

  (13)
  if other than the entire principal amount thereof, the portion of the principal amount of any of such securities which will be payable upon declaration of acceleration of the maturity thereof;

  (14)
  if the principal amount payable at the stated maturity of any of such securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

  (15)
  if applicable, that such securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant Defeasance—Defeasance and Discharge" or "Defeasance and Covenant Defeasance—Covenant Defeasance," or under both such captions and, if other than by a resolution of our Board of Directors, the manner in which any election by the Company to defease such securities will be evidenced;

  (16)
  whether any of such securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective Depositaries for such global securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under "Security Forms—Form of Legend for Global Securities" and, if different from those described under such caption, any circumstances under which any such global security may be exchanged in whole or in part for securities registered, and any transfer of such global security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

  (17)
  any addition to or change in the Events of Default applicable to any of such securities and any change in the right of the Trustee or the holders to declare the principal amount of any of such securities due and payable;

  (18)
  if applicable, that such securities are to be guaranteed by the Subsidiary Guarantor;

  (19)
  any addition to or change in the covenants in the Indenture applicable to any of such securities; and

  (20)
  any other terms of such securities not inconsistent with the provisions of the Indenture.

        Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Further Issues

        Newmont may, without the consent of the then existing holders of the debt securities of any series, "re-open" a series and issue additional debt securities of that series, which additional debt securities will have the same terms as the debt securities of the same series except for the issue price, issue date and under some circumstances, the first interest payment date. Newmont will not issue any additional debt securities of a series unless the additional debt securities will be fungible with the debt securities of the same series previously issued for U.S. Federal income tax purposes.

Form, Exchange and Transfer

        The securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, securities of each series will be exchangeable for other securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the Indenture and the limitations applicable to global securities, securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the Company for any securities will be named in the applicable prospectus supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the securities of each series.

        If the securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to:

  (i)
  issue, register the transfer of or exchange any security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such security that may be selected for redemption and ending at the close of business on the day of such mailing; or

  (ii)
  register the transfer of or exchange any security so selected for redemption, in whole or in part, except the unredeemed portion of any such security being redeemed in part.

Global Securities

        Some or all of the securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

        Notwithstanding any provision of the Indenture or any security described herein, no global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless (i) the depositary has notified the Company that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the securities represented by such global security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the securities represented thereby for all purposes under the securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated securities in exchange therefor and will not be considered to be the owners or holders of such global security or any securities represented thereby for any purpose under the securities or the Indenture. All payments of principal and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a security on any interest payment date will be made to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the securities of a particular series will be payable at the office of such paying agent or paying agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee will be designated as the Company's sole paying agent for payments with respect to securities of each series. Any other paying agents initially designated by the Company for the securities of a particular series will be named in the applicable prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for the securities of a particular series.

        All moneys paid by the Company to a paying agent for the payment of the principal of or any premium or interest on any security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such security thereafter may look only to the Company for payment thereof.

Subordination

        The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.

Restrictive Covenants Required by the Indenture

        The Indenture requires us to comply with certain restrictive covenants. Some of the provisions are described below. All series of debt securities issued under the Indenture will be entitled to the benefits of the covenants described below except for any series of debt securities that provides that they are not entitled to the benefits of the covenants described below.

Definition of Attributable Debt

        "Attributable Debt" means, with respect to any lease, the present value of the total net rental payments during the remaining term of the lease. The present value will be determined by using the discount rate implicit in the terms of the lease as determined by two of our officers and will be compounded semiannually. The net amount of rent we may pay under any lease for any period is the amount of rent payable for the period but excluding payments for maintenance, repairs, insurance, taxes, assessments, water rates or similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent will include the penalty, but no rent will be included after the first date that the lease may be terminated.

Definition of Consolidated Net Tangible Assets

        "Consolidated Net Tangible Assets" means the aggregate amount of assets minus the following:

  •
  applicable reserves and other properly deductible items;

  •
  all current liabilities excluding (1) those that the borrower may extend or renew to a time more than 12 months after the time the amount of the liability is being computed, (2) current maturities of long-term indebtedness, and (3) capital lease obligations; and

  •
  all goodwill shown on our balance sheet.

Definition of Funded Debt

        "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the determination date or having a maturity of less than 12 months but that the borrower, at its option, may renew or extend beyond 12 months.

Definition of Principal Property

        "Principal Property" means any mine, plant or other facility, the land upon which it stands and the fixtures that are a part of it, (1) which is used primarily for mining and processing and is located in the U.S., and (2) the net book value of which exceeds 5% of Consolidated Net Tangible Assets. Principal Property does not include (1) any mine, plant or facility which, in the opinion of our Board of Directors, is not of material importance to our total business, or (2) any portion of a particular mine, plant or facility which, in our opinion, is not of material importance to the use or operation of such mine, plant or facility.

Definition of Restricted Subsidiary

        "Restricted Subsidiary" means any Subsidiary (1) with substantially all of its property located, or carrying on substantially all of its business, within the U.S., and (2) which owns a Principal Property. "Restricted Subsidiary," however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or (3) being a finance company.

Definition of Subsidiary

        "Subsidiary" is defined as any corporation or entity in which we or one or more of our Subsidiaries directly or indirectly owns a majority of the voting interests.

Limitation on Liens

        The Indenture will prohibit us and any of our Restricted Subsidiaries from incurring, issuing, assuming or guarantying any debt for money borrowed or any debt evidenced by notes, bonds, debentures or other similar documents ("Debt") secured by any mortgage, security interest or other liens (collectively, "Mortgages") on any Principal Property or shares of stock or indebtedness of any Restricted Subsidiary, without securing all outstanding series of debt securities under the Indenture (other than any series of debt securities that provide that the debt securities of the series are not entitled to the benefit of this covenant) equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction, however, will not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:

  •
  the aggregate principal amount of such secured Debt;

  •
  all secured Debt which would otherwise be prohibited; and

  •
  all of our and our Restricted Subsidiary's Attributable Debt in respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below.

        The restriction described above also will not apply to debt for borrowed money secured by the following:

  •
  Mortgages on property, stock or Debt of any entity existing at the time it becomes a Restricted Subsidiary;

  •
  Mortgages to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary;

  •
  Mortgages for taxes, assessments or governmental charges or levies (1) that are not yet due and delinquent, or (2) the validity of which is being contested in good faith;

  •
  Mortgages of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Mortgages, or deposits to obtain the release of these Mortgages;

  •
  Mortgages arising under an order of attachment or restraint or similar legal process and the execution or enforcement of which is stayed and which are being contested in good faith;

  •
  Mortgages (1) to secure public or statutory obligations, (2) to secure payment of workmen's compensation, (3) to secure performance in connection with tenders, leases of real property, bids or contracts or (4) to secure (or in lieu of) surety or appeal bonds, and Mortgages made in the ordinary course of business for similar purposes;

  •
  Mortgages in favor of the United States, any state in the United States, or any department, agency or instrumentality or political subdivision of the United States or any state in the United States, or any foreign governmental entity to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the Mortgage;

  •
  Mortgages on property (including capitalized leases), stock or Debt of a corporation (1) existing at the time we or our Restricted Subsidiary acquired the entity, (2) that secure the payment of the purchase price, construction cost or improvement cost of the property, stock or Debt or (3) that secure any Debt incurred prior to, at the time of, or within one year after we or our Restricted Subsidiary acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost;

  •
  Mortgages existing at the date of the Indenture; and

  •
  any extension, renewal or replacement of any of the Mortgages enumerated above that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original mortgage.

        The restrictions discussed above also will not apply to (1) any gold-based loan or forward sale arrangement, and (2) Mortgages on property that we or any Restricted Subsidiary own or lease to secure our or a Restricted Subsidiary's proportionate share of any payments required to be made to any Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of the property.

Limitation on Sales and Leasebacks

        The Indenture will prohibit us and any of our Restricted Subsidiaries from entering into any arrangement with any third party lender or investor under which we or any Restricted Subsidiary will lease for a period, including renewals, in excess of three years, any Principal Property if we or the Restricted Subsidiary sold or will sell or transfer the Principal Property more than 270 days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to the lender or investor or to any person to whom funds have been or will be advanced by the lender or investor on the security of the Principal Property (herein referred to as a "sale and lease-back transaction"), unless:

  •
  we or any Restricted Subsidiary could create Debt secured by a mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above; or

  •
  we apply within 180 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement, or (2) the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to:

  (a)
  the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale, or

  (b)
  the retirement of our Funded Debt or that of a Restricted Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

        The amount to be applied to the retirement of Funded Debt, however, will be reduced by:

  •
  the principal amount of any debt securities of any series delivered within 180 days after such sale to the trustee for retirement and cancellation;

  •
  if the debt securities of any series are original issue discount debt securities or provide that an amount other than the face value is payable upon maturity or a declaration of acceleration, the amount that is due and payable with respect to such series pursuant to the Indenture delivered within 180 days after such sale to the trustee for retirement and cancellation; and

  •
  the principal amount of Funded Debt, other than the debt securities, voluntarily retired within 180 days after such sale.

Consolidation, Merger and Sale of Assets

        The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person (a "successor person"), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless:

  (i)
  the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the securities and under the Indenture;

  (ii)
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  (iii)
  certain other conditions are met, including delivery by us to the Trustee of an officers' certificate and opinion of counsel as required by the Indenture.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to securities of any series:

  (a)
  failure to pay principal of or any premium on any security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;

  (b)
  failure to pay any interest on any securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

  (c)
  failure to deposit any sinking fund payment, when due, in respect of any security of that series, whether or not such deposit is prohibited by the subordination provisions of the Indenture;

  (d)
  failure to perform any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding securities of that series, as provided in the Indenture;

  (e)
  acceleration of any indebtedness (other than indebtedness under the securities) of any one or both of the Company and Newmont USA Limited in an aggregate principal amount exceeding $75,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled;

  (f)
  certain events in bankruptcy, insolvency or reorganization; and

  (g)
  except as permitted by the Indenture, (i) the Subsidiary Guarantee of Newmont USA Limited shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) Newmont USA Limited shall deny or disaffirm its obligation under the Subsidiary Guarantee.

        If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series by notice as provided in the Indenture may declare the principal amount of the securities of that series (or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security) to be due and payable immediately.

        If an Event of Default described in clause (f) above with respect to the securities of any series at the time outstanding shall occur, the principal amount of all the securities of that series (or, in the case of any such original issue discount security or other security, such specified amount) will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the securities of that series.

        No holder of a security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  (i)
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the securities of that series;

  (ii)
  the holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made written request, and such holder or holders have offered indemnity satisfactory, to the Trustee to institute such proceeding as trustee; and

  (iii)
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or any premium or interest on such security on or after the applicable due date specified in such security.

        The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding security affected thereby:

  (i)
  change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or

  (ii)
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or

  (iii)
  reduce the amount of the principal of an original issue discount security or any other security which would be due and payable upon a declaration of acceleration of the maturity thereof, or

  (iv)
  change any place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or

  (v)
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or

  (vi)
  reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or

  (vii)
  modify any such provisions with respect to modification and waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

        The holders of not less than a majority in principal amount of the outstanding securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding security of such series affected.

        The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:

  (i)
  the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

  (ii)
  if, as of such date, the principal amount payable at the stated maturity of a security is not determinable (for example, because it is based on an index), the principal amount of such security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such security; and

  (iii)
  the principal amount of a security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such security, of the principal amount of such security (or, in the case of a security described in clause (i) or (ii) above, of the amount described in such clause).

        Certain securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the Indenture, will not be deemed to be outstanding.

        Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company, and may be shortened or lengthened from time to time.

Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, of the Indenture applied to the securities of any series, or to any specified part of a series.

Defeasance and Discharge

        The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1302 of the Indenture applied to any securities, the Company will be discharged from all its obligations with respect to such securities (except for certain obligations to exchange or register the transfer of securities, to replace stolen, lost or mutilated securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such securities of money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and any premium and interest on such securities on their respective stated maturities in accordance with the terms of the Indenture and such securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

        The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1303 of the Indenture applied to any securities, the Company may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (e) under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default with respect to such securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such securities, money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and any premium and interest on such securities on the respective stated maturities in accordance with the terms of the Indenture and such securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any securities and such securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

Notices

        Notices to holders of securities will be given by mail to the addresses of such holders as they may appear in the registration book of the Registrar.

Title

        The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a security is registered as the absolute owner thereof (whether or not such security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        The Trustee also serves as trustee under other indentures between it, the Company and Newmont USA Limited with respect to other series of debt securities. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, or upon the occurrence of a default under one or more of such other indentures, the Trustee may be deemed to have a conflicting interest with respect to the securities or one or more of such other indentures for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee.

        The Trustee is entitled, subject to its duty when a default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of those holders.

        The Indenture provides that the holders of not less than 25% in principal amount of the debt securities of a series may direct, with regard to that series, the Trustee to institute proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities, although the Trustee may decline to act if the Trustee received from the holders of a majority in principal amount of Debt Securities of this series a direction inconsistent with such direction.

        In addition to the arrangements with the Trustee pursuant to the Indenture, we may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the Trustee and its affiliates in the ordinary course of our business.

Subsidiary Guarantees of Newmont USA Limited

        Unless otherwise specified in the applicable prospectus supplement, Newmont USA Limited will guarantee our payment obligations under the securities. Newmont USA Limited's subsidiary guarantees will be general unsecured obligations of Newmont USA Limited that will rank senior in right of payment to any of its future indebtedness that is expressly subordinated in right of payment to the subsidiary guarantees, and equally in right of payment with all existing and future unsecured indebtedness and liabilities of Newmont USA Limited that are not so subordinated. Financial information for Newmont USA Limited can be found in the Newmont SEC filings (File No. 001-31240) as listed in "Where You Can Find More Information." As of June 30, 2018, Newmont USA Limited had

approximately $4.1 billion of consolidated indebtedness (including guaranteed debt), which consisted of approximately $4 billion of guarantees of indebtedness of Newmont, and approximately $9 million of its own debt, which is secured. In the event of bankruptcy, liquidation, reorganization or other winding up of Newmont USA Limited, the assets of Newmont USA Limited that secure secured debt will be available to pay obligations under the subsidiary guarantees only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the holders of the securities, the holders of Newmont USA Limited's other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due under either of Newmont USA Limited's subsidiary guarantees.

        Under the terms of Newmont USA Limited's guarantees, holders of the securities will not be required to exercise their remedies against us before they proceed directly against Newmont USA Limited.

        Newmont USA Limited will be released and relieved from all its obligations under its subsidiary guarantees in the following circumstances, each of which is permitted by the Indenture:

  •
  upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of Newmont USA Limited (other than to us or any of our affiliates);

  •
  upon the sale or disposition of all or substantially all the assets of Newmont USA Limited (other than to us or any of our affiliates); or

  •
  upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than (i) indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of Newmont that is guaranteed by Newmont USA Limited and that also provides that the guarantee of Newmont USA Limited under such indebtedness shall be released and relieved upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than indebtedness not exceeding $75,000,000 or more in the aggregate shall not be considered in calculating the amount of indebtedness under this clause (i)) and (ii) indebtedness under the securities.

        The subsidiary guarantee for each series of the securities will contain a provision intended to limit Newmont USA Limited's liability to the maximum amount that it could incur without causing the incurrence of obligations under the subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

DESCRIPTION OF WARRANTS

        We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any other terms of the units offered thereunder.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us or a selling securityholder to one or more purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.

        That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation, any discounts or commissions received by them on resale of the securities and any profits on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

 VALIDITY OF THE SECURITIES

        The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

 EXPERTS

        Our financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017 (as updated by our Current Report on Form 8-K filed with the SEC on April 26, 2018), have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Donald Doe, Newmont's Group Executive, Reserves & Resources, is a Society for Mining, Metallurgy and Exploration Registered Member and the Competent Person responsible for the preparation of the scientific and technical information concerning our mineral properties in this prospectus. The reserves disclosed and incorporated by reference in this prospectus have been prepared in compliance with Industry Guide 7 published by the SEC. We have determined that such reserves would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum. For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference in this prospectus and our Management's Discussion and Analysis of Financial Condition and Results of Operations, as filed from time to time, with the SEC in the United States.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC's web site at http://www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We "incorporate by reference" in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. The footnotes to the financial statements within certain of these documents contain financial information for Newmont USA Limited.

Newmont SEC Filings (File No. 001-31240)	Period
Annual Report on Form 10-K (as updated by our Current Report on Form 8-K filed with the SEC on April 26, 2018, and including the portions of our proxy statement for our 2018 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2017
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2018, and June 30, 2018
Current Reports on Form 8-K	Filed April 26, 2018, and April 27, 2018
Registration Statement on Form 8-A (containing the description of our common stock)	Filed February 15, 2002

        We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

        You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Newmont Mining Corporation
6363 South Fiddler's Green Circle
Greenwood Village, Colorado 80111
Attn: Office of the Corporate Secretary
(303) 863-7414
logan.hennessey@newmont.com

        This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

NEWMONT GOLDCORP CORPORATION

$700,000,000 2.800% Senior Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan

BMO Capital Markets	BNP PARIBAS	Citigroup

Credit Suisse	RBC Capital Markets	Scotiabank	TD Securities

Senior Co-Managers

ABN AMRO	Mizuho Securities	MUFG

National Bank of Canada Financial Markets	Santander	SMBC Nikko	US Bancorp

September 5, 2019